Exhibit 99.2


                         UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF NEW JERSEY


------------------------------------------
                                          :
In re:                                    :
                                          :     Chapter 11
Congoleum Corporation, et al.,            :
                                          :
                                          :
                                          :     Case Nos. 03-51524 (KCF)
                                          :
                        Debtors           :     JOINTLY ADMINISTERED
                                          :
------------------------------------------:


           INTERIM ORDER PURSUANT TO SECTIONS 363(c) AND 364(c) OF THE
              BANKRUPTCY CODE AND RULE 4001 OF THE FEDERAL RULES OF
            BANKRUPTCY PROCEDURE AUTHORIZING (1) DEBTORS USE OF CASH
       COLLATERAL, (2) DEBTORS TO OBTAIN INTERIM POST-PETITION FINANCING,
          (3) GRANTING SENIOR LIENS AND PRIORITY ADMINISTRATIVE EXPENSE
        STATUS, (4) MODIFYING THE AUTOMATIC STAY, (5) AUTHORIZING DEBTORS
          TO ENTER INTO AGREEMENTS WITH CONGRESS FINANCIAL CORPORATION,
        AND (6) PRESCRIBING FORM AND MANNER OF NOTICE AND TIME FOR FINAL
           HEARING UNDER FEDERAL RULE OF BANKRUPTCY PROCEDURE 4001(c)

      The relief set forth on the following pages, numbered two (2) through thirty-one (31), is hereby ORDERED.



Dated: 1/7/2004                              /s/ Kathryn C. Ferguson
                                             --------------------------------
                                             Honorable  Kathryn C. Ferguson
                                             United States Bankruptcy Judge

Debtor: Congoleum Corporation, et al.
Case No. 03-51524 (Jointly Administered)


Interim Order Pursuant To Sections 363(c) And 364(c) Of The Bankruptcy Code And Rule 4001 Of The Federal Rules Of Bankruptcy Procedure (1) Authorizing The Use Of Cash Collateral, (2) Authorizing Debtors To Obtain Interim Post-Petition Financing, (3) Granting Senior Liens, (4) Modifying The Automatic Stay, (5) Authorizing Debtors To Enter Into Agreements With Congress Financial Corporation, And (6) Prescribing Form And Manner Of Notice And Time For Final Hearing Under Federal Rule Of Bankruptcy Procedure 4001(c)

      THIS MATTER came before the Court on January 6, 2004 upon the Motion ("Motion") filed on January 2, 2004, of Congoleum Corporation, as Debtor and Debtor-in-Possession ("Borrower"), Congoleum Sales, Inc., as Debtor and Debtor-in-Possession ("CSI") and Congoleum Fiscal, Inc., as Debtor and Debtor-in-Possession ("CFI", together with CSI, at times, individually referred to as a "Guarantor" and, at times, collectively as "Guarantors", and together with Borrower, at times, individually referred to as a "Debtor" and, at times, collectively as "Debtors") seeking, inter alia:

            a. authority, pursuant to Sections 363(c), 364(c)(1), 364(c)(2) and 364(c)(3) of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code") and Rules 2002, 4001, 6004 and 9014 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), for Borrower to obtain post-petition loans, advances and other financial accommodations on an interim basis for a period through and including the date of the Final Hearing (as hereafter defined) from Congress Financial Corporation ("Lender"), in accordance with the lending formulaes, the sublimits and the terms and conditions set forth in the Existing Loan Agreement (as hereinafter defined), as amended and ratified by the Ratification Agreement (as hereinafter defined) and in accordance with this Order, secured by security interests in and liens upon all of the Collateral (as hereinafter defined) pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code;

            b. authority for Debtors to enter into the Ratification and Amendment Agreement, dated of even date herewith, by and among Debtors and Lender (the "Ratification Agreement", a copy of which is annexed hereto as Exhibit "A"), which ratifies, extends, adopts and amends the Existing Loan Agreement and the other existing loan, financing and security agreements by and among Borrower, Guarantors and Lender (capitalized terms not otherwise defined in this Order shall have the respective meanings ascribed thereto in the Existing Loan Agreement, as amended and ratified by the Ratification Agreement);

            c. the modification of the automatic stay to the extent hereinafter set forth;

            d. the grant to Lender of super-priority administrative claim status pursuant to Section 364(c)(1) of the Bankruptcy Code; and

            e. the setting of a final hearing on the Motion.

      IT APPEARING THAT, at or prior to the hearing on the Motion, each of the parties set forth below received actual notice of the Motion, whether by telephone, telecopy, e-mail (if agreed to by the recipient), overnight courier or by hand delivery: (1) the Office of the United States Trustee, (2) the attorneys for Lender, (3) all creditors known to Debtors who may have liens against any of Debtors' assets, (4) Debtors' twenty (20) largest unsecured creditors on a consolidated basis, and (5) Wachovia Bank, National Association, successor-in-interest to First Union National Bank ("Wachovia"); and it further

      APPEARING, that each Debtor filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on December 31, 2003 (the "Petition Date") and is continuing in the management and possession of its business and property as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and it further

      APPEARING, that Lender and Debtors have represented to this Court that prior to the commencement of Debtors' Chapter 11 cases, Lender made loans and advances and agreed to provide other credit accommodations to Borrower, pursuant to the terms and conditions of various agreements, documents and instruments, including without limitation, the Loan and Security Agreement dated December 10, 2001 by and between Lender and Borrower (as amended and supplemented from time to time through to the Petition Date, the "Existing Loan Agreement", a copy of which is annexed to the Exhibit Supplement to the Motion (the "Exhibit Supplement") as part of Exhibit "A" thereto and is incorporated herein by reference), and certain other agreements, documents and instruments executed and/or delivered by Debtors with, to or in favor of Lender, including without limitation the Uniform Commercial Code ("UCC") financing statements and guarantees annexed to the Exhibit Supplement as part of Exhibits "B" and "D" thereto and incorporated herein by reference (all of such loan and security agreements, UCC financing statements and Guarantor Documents (as defined in the Ratification Agreement), and all other related agreements, documents and instruments executed and/or delivered in connection therewith or related thereto being referred to herein individually and collectively as the "Existing Financing Agreements"); and it further

      APPEARING, that Debtors and Lender have represented to the Court, subject to the rights of the parties as set forth in paragraph 6 of this Order, that (a) the principal amount of all Loans and Letter of Credit Accommodations (as each term is defined in the Existing Loan Agreement) and other Pre-Petition Obligations (as defined in the Ratification Agreement) owed by Borrower, CFI and CSI to Lender, both absolute and contingent, pursuant to the Existing Loan Agreement and the other Existing Financing Agreements and existing as of December 31, 2003 consists of Loans and Letter of Credit Accommodations in the aggregate principal amount of not less than $14,325,937, plus all interest accrued and accruing thereon and fees, costs, expenses and other charges accrued, accruing or chargeable with respect thereto (collectively, the "Pre-Petition Debt"), and (b) as of the Petition Date, the Pre-Petition Debt is fully secured pursuant to the Existing Financing Agreements by perfected and valid first priority security interests and liens granted by Borrower to or for the benefit of Lender upon all of the Collateral (as defined in the Existing Loan Agreement as to Borrower and as defined in the Existing Guarantor Documents as to Guarantors) existing as of the time immediately prior to the Petition Date and all proceeds and products thereof (collectively, together with any other property of any Debtor's estate in which a security interest or lien has been granted to or for the benefit of Lender prior to the Petition Date, the "Pre-Petition Collateral"); and it further

      APPEARING, that each Debtor has acknowledged and agreed that: (a) the Existing Loan Agreement and the other Existing Financing Agreements executed and/or delivered with, to or in favor of Lender are valid, binding and enforceable agreements and obligations of each Debtor, (b) the security interests and liens granted to or for the benefit of Lender upon the Pre-Petition Collateral are valid, perfected, senior to all other security interests and liens upon the Pre-Petition

Collateral (subject only to the liens permitted under the Existing Loan Agreement) and are enforceable and non-avoidable, (c) all of the Pre-Petition Debt constitutes allowable claims against each Debtor and are valid, enforceable and non-voidable in the amount of the Pre-Petition Debt, and (d) Debtors do not possess and will not assert any claim, counterclaim, setoff or defense of any kind or nature, which would in any way affect the validity, enforceability and non-avoidability of any of the Pre-Petition Debt and Lender's security interests in and liens upon the Pre-Petition Collateral, or which would in any way reduce or affect the absolute and unconditional obligation of Debtors to pay to Lender all of the Pre-Petition Debt; and it further

      APPEARING, that Guarantors executed and delivered the Guarantor Documents in favor of Lender pursuant to which, inter alia, each Guarantor guaranteed the prompt payment and performance of any and all obligations, liabilities and indebtedness (including without limitation the Pre-Petition Debt) owed by Borrower to Lender (the "Guarantied Obligations"); and it further

      APPEARING, that each Guarantor executed and delivered the Reaffirmation and Amendment of Guarantee, dated of even date herewith (the "Guarantee Reaffirmation", a copy of which is annexed hereto as Exhibit "B") in favor of Lender, pursuant to which, inter alia, each Guarantor acknowledges, reaffirms and agrees that CSI and CFI, each as Debtor and Debtor-in- Possession, are the successors-in-interest to CSI and CFI, respectively, and that the Guarantied Obligations extend and apply in all respects to the Post-Petition Obligations (as defined in Ratification Agreement) of Borrower to Lender; and it further

      APPEARING, that Debtors are unable to obtain unsecured credit for working capital purposes as administrative expenses of their estates, or any other more favorable basis as that set forth herein; and it further

      APPEARING, that Lender and Debtors have represented to the Court that, as of the Petition Date, the Pre-Petition Debt is fully secured by the Pre-Petition Collateral; and it further

      APPEARING, that without the relief requested by the Motion, Borrower will not have the funds necessary to pay its payroll, payroll taxes, inventory suppliers, overhead and other expenses necessary for the continued operation of Borrower's business and the management and preservation of its assets and properties; and it further

      APPEARING, that Debtors have requested that Lender make post-petition Loans and provide other financial and credit accommodations to Borrower in order to provide funds to be used by Borrower for its general operating, working capital and other business purposes in the ordinary course of its business in accordance with the Financing Agreements (as hereinafter defined) and this Order; and it further

      APPEARING, that all such additional loans, advances and other financial accommodations by Lender will benefit Debtors, their estates and creditors; and it further

      APPEARING, that Lender is willing to make such Loans and provide such other financial and credit accommodations on a secured basis as more particularly described herein and in the Financing Agreements and subject to the terms and conditions contained herein and in the Financing Agreements; and it further

      APPEARING, that the ability of Debtors to continue uninterrupted their businesses depends upon Borrower obtaining such financing from Lender; and it further

      APPEARING, that the relief requested in the Motion is necessary, essential, and appropriate for the continued operation of Debtors' businesses and the management and preservation of Debtors' assets and properties and is in the best interests of Debtors, their estates and creditors; and it further

      APPEARING, that this Court has jurisdiction to enter this Order pursuant to 28 U.S.C.ss.ss. 157(b)(2)(A), (D) and (M) and 1334;

      NOW, THEREFORE, upon the record set forth by Debtors, including the Motion, the filings and pleadings in these cases, the record of the proceedings heretofore held before this Court with respect to the Motion and upon completion of the interim hearing and sufficient cause appearing therefor, the Court hereby finds as follows:

            A. Debtors are unable to obtain unsecured credit allowable under
Section 503(b)(1) of the Bankruptcy Code, or pursuant to Sections 364(a) and (b) of the Bankruptcy Code.

            B. Under the circumstances, no other source of financing exists on terms more favorable than those offered by Lender.

            C. The Motion was filed on January 2, 2004, and Debtors have provided notice of the Motion and the relief requested thereunder, the interim hearing in respect of the

Motion and the terms of this Order, whether by telephone, telecopy, e-mail (if agreed to by the recipient), overnight courier, by-hand delivery or by first-class mail to (1) the Office of the United States Trustee, (2) the attorneys for Lender, (3) all creditors known to Debtors who may have liens against any of Debtors' assets, (4) Debtors' twenty (20) largest unsecured creditors on a consolidated basis and (5) Wachovia.

            D. Consideration of the Motion constitutes a "core proceeding" as defined in 28 U.S.C. ss.ss. 157(b)(2)(A), (D), (G), (K), (M) and (O). This Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. ss.ss. 157 and 1334.

            E. Based on the record before the Court, Lender is extending financing to Borrower in good faith and Lender is entitled on an interim basis to the benefits of the provisions of Section 364(e) of the Bankruptcy Code to the extent of funds advanced or Authorized Cash Collateral (as defined herein) used pursuant to this Interim Order. Based on the record before the Court, the terms of the Financing Agreements by and among Debtors and Lender, pursuant to which the post-petition loans, advances or other financial and credit accommodations will be made or provided to Borrower by Lender have been negotiated at arm's length and in good faith, as that term is defined in Section 364(e) of the Bankruptcy Code, and are in the best interest of Debtors, their estates and creditors.

            F. Adequate notice of the hearing requesting the entry of this Order and the hearing thereon has been provided.

            G. The relief granted by this Court pursuant to this Order is necessary to avoid immediate and irreparable harm and injury to Debtors' estates.

            H. Adequate and sufficient cause has been shown to justify the granting of the interim relief requested herein, and the immediate entry of this Order.

            I. A committee has not yet been appointed in these cases pursuant to
Section 1102 of the Bankruptcy Code.

      ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that:

            1. The Motion is granted and approved on an interim basis to the extent provided below. This Order shall hereinafter be referred to as the "Interim Order".

            2. Subject to the terms and conditions contained in this Order, Borrower is hereby authorized and empowered to immediately (a) use, at any time prior to, but not after, the occurrence of an Event of Default (as hereafter defined), certain cash collateral of Lender only to the extent that such cash collateral (i) constitutes proceeds of the Loans (as defined in the Loan Agreement) advanced by Lender pursuant to the terms of the Loan Agreement and the other Financing Agreements into Borrower's disbursement account no. 2000011756765 at Wachovia Bank, and (ii) is used in accordance with this Interim Order, the Loan Agreement and the other Financing Agreements (the "Authorized Cash Collateral"); and (b) borrow and obtain Loans and Letter of Credit Accommodations from Lender on an interim basis pursuant to the terms of this Interim Order and the terms and conditions set forth in the Existing Loan Agreement and the other Existing Financing Agreements, as ratified and amended by the Ratification Agreement

(collectively, the "Loan Agreement") and the Guarantee Reaffirmation in such amount or amounts as may be made available to Borrower by Lender pursuant to the lending formulae and the terms and conditions set forth in the Loan Agreement and this Interim Order for the period commencing on the date hereof and terminating on the date of Final Hearing (as hereinafter defined). Nothing contained in this Interim Order shall or shall be construed to authorized or permit Borrower or any of the other Debtors to use any of the Cash Collateral of Lender except for the Authorized Cash Collateral.

            3. Subject to the terms and conditions contained in this Interim Order and the Financing Agreements, Borrower shall use the proceeds of the Loans and Letter of Credit Accommodations provided to Borrower pursuant to this Interim Order and the Loan Agreement for, inter alia, the payment of employee salaries, payroll, taxes, the purchase of inventory and other general operating and working capital purposes in the ordinary course of Borrower's business, including amounts paid for such purposes which may constitute administrative expense claims under the Bankruptcy Code directly attributable to the operation of Borrower's business, expenditures, including professional fees and expenses authorized by order of the Court and the fees of the U.S. Trustee and the Clerk of this Court.

            4. Each Debtor is authorized to execute, deliver, perform and comply with all of the terms and covenants of the Ratification Agreement and/or the Guarantee Reaffirmation (as applicable), pursuant to which, inter alia, (a) each Debtor shall ratify, reaffirm, extend, assume, adopt and amend the Existing Loan Agreement and the other Existing Financing Agreements; and (b) Debtor shall ratify, assume and adopt the other agreements, documents and instruments by and among Debtors, Lender and certain third parties, including without limitation the Deposit Control Agreement, dated December 10, 2001 by and among Lender, Borrower and Wachovia (the "Lockbox and Collection Account Agreement", a copy of which is annexed to the Exhibit Supplement as part of Exhibit "E", and together with the Loan Agreement, the Guarantee Reaffirmation, the Existing Financing Agreements, and all other agreements, documents and instruments executed and/or delivered in connection with or related to the financing arrangements among Debtors and Lender, collectively, the "Financing Agreements").

            5. Debtors are authorized to comply with the terms, conditions and covenants of the Loan Agreement and the other Financing Agreements. Such terms, conditions and covenants shall be sufficient and conclusive evidence of the borrowing arrangements by and among Borrower, Guarantors and Lender and of Debtors' assumption and adoption of all of the terms, conditions and covenants of the Loan Agreement and the other Financing Agreements for all purposes, including, without limitation, to the extent applicable, the payment of all principal, interest, commissions, Letter of Credit Accommodations fees, servicing fees, unused line fees, early termination fees, DIP facility fee, and other fees and expenses, including attorneys' fees and legal expenses, as more fully set forth in the Financing Agreements.

            6. The extent, validity, perfection and enforceability of the Pre-Petition Debt and Lender's pre-petition liens upon and security interests in the Pre-Petition Collateral are for all purposes subject only to the rights of the Official Committee of Unsecured Creditors appointed pursuant to Section 1102 of the Bankruptcy Code and any other official committee appointed in the Debtors' Chapter 11 cases (collectively, the "Committee") or other parties-in-interest only to the extent set forth in clause (ii) below, for a period, (i) commencing on the date of the appointment of counsel for the Committee, of sixty (60) days or (ii) if no Committee is appointed in these cases within forty-five (45) days after the Petition Date, then, commencing on the Petition Date, of seventy-five (75) days to file a complaint pursuant to Bankruptcy Rule 7001, seeking to invalidate, subordinate or otherwise challenge the Pre-Petition Debt and/or Lender's pre-petition liens upon and security interests in the Pre-Petition Collateral pursuant to the Bankruptcy Code. If such complaint is not timely filed within such applicable period set forth above, (a) the Pre-Petition Debt and Lender's security interests in and liens upon the Pre-Petition Collateral shall be recognized and allowable as valid, binding, in full force and effect, not subject to any claims, counterclaims, setoff or defenses, perfected and senior to all other liens upon and claims against the Pre-Petition Collateral with respect to all parties in these cases, subject to senior liens expressly permitted in the Financing Agreements (to the extent such permitted liens are valid, perfected, enforceable and non-avoidable) or to the extent entitled to priority as provided in paragraph 8 below, and (b) Lender and its respective agents, officers, directors and employees shall be deemed released and discharged from all claims and causes of action arising out of the Existing Financing Agreements entered into with Debtors.

            7. To secure the prompt payment and performance of any and all obligations, liabilities and indebtedness of Debtors to Lender of whatever kind or nature or description, absolute or contingent, now existing or hereafter arising, including, without limitation, all Pre- Petition Debt and all Post-Petition Obligations (as defined in the Ratification Agreement), liabilities and indebtedness of Debtors to Lender arising in connection with or related to the Financing Agreements (collectively, the "Obligations", as such term is more fully defined in the

Ratification Agreement and is incorporated herein by reference herein), Lender shall have and is hereby granted, effective as of the Petition Date, valid and perfected first priority security interests and liens, superior to all other creditors of Debtors' estates, except for Permitted Liens (as hereafter defined) or claims entitled to priority as and to the extent provided in paragraph 8 below, in and upon all of the existing and future assets and properties of each Debtor, whether acquired prior to, concurrently with, or after the Petition Date (collectively, the "Collateral"), including, without limitation, and by way of general description(1):

                  (i) All of the Collateral (as defined in the Loan Agreement);

                  (ii) all present and future Accounts;

                  (iii) all present and future acquired Inventory; and

                  (iv) all Documents of Title.

            8. Notwithstanding anything to the contrary set forth in this Interim Order, including paragraph 7 of this Interim Order, Lender's security interests in and liens upon the Collateral shall be subject only to: (a) the liens listed on Schedule 8.4 to the Existing Loan Agreement and the liens permitted under Section 9.8 of the Existing Loan Agreement (the "Permitted Liens"), provided, that, (x) such Permitted Liens are valid, perfected and non-avoidable in accordance with applicable law, and (y) the foregoing is without prejudice to the rights of Debtors, the Committee or any other party in interest, including Lender, to object to the allowance of such Permitted Liens or institute any actions or adversary proceedings with respect thereto; and (b) the fees of the Clerk of the Bankruptcy Court for the District of New

--------
      (1) All capitalized terms used in this paragraph and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Jersey and the Office of the United States Trustee and the Professional Fee Carve-Out (as hereinafter defined) as specifically provided for and only to the extent specifically set forth in paragraph 23 of this Interim Order.

            9. Lender shall apply the proceeds of the Collateral or any other amounts received by Lender in respect of the Obligations first to the Pre-Petition Debt, until such Pre- Petition Debt is paid and satisfied in full, and then to the Post-Petition Obligations, liabilities and indebtedness of Debtors to Lender.

            10. In accordance with Sections 552(b) and 361 of the Bankruptcy Code, the value, if any, in any of the Collateral, in excess of the amount of the Obligations secured by such Collateral after satisfaction of the Post-Petition Obligations of Debtors to Lender, shall constitute additional security for the repayment of the Pre-Petition Debt and adequate protection for the use by Debtors and the resulting diminution in the value of the Collateral existing on the Petition Date, if any.

            11. This Interim Order shall be sufficient and conclusive evidence of the priority, perfection and validity of all of the post-petition security interests in and liens upon the property of each Debtor's estate granted to Lender as set forth herein and in the Financing Agreements, without the necessity of filing, recording or serving any financing statements, mortgages or other documents which may otherwise be required under federal or state law in any jurisdiction or the taking of any other action to validate or perfect the post-petition security interests and liens granted to Lender in this Interim Order and the Financing Agreements. If the Lender shall, in its discretion, elect for any reason to file any such financing statements, mortgages or other documents with respect to such security interests and liens, Debtors are authorized and directed to execute, or cause to be executed, all such financing statements, mortgages or other documents upon Lender's request and the filing, recording or service thereof (as the case may be) of such financing statements, mortgages or similar documents shall be deemed to have been made at the time of and on the Petition Date. Lender may, in its discretion, file a certified copy of this Interim Order in any filing or recording office in any county or other jurisdiction in which any Debtor has an interest in real or personal property and, in such event, the subject filing or recording office is authorized to file or record such certified copy of this Interim Order in accordance with applicable law.

            12. Debtors and Lender are hereby authorized to implement after the entry of this Interim Order, in accordance with the terms of the Financing Agreements, any amendments to and modifications of any of the Financing Agreements without further order of the Court on the following conditions: (a) the amendment or modification does not constitute a material change to the terms of the Financing Agreements (and, for purposes hereof, a "material change" shall mean a change that operates to increase the rate of interest other than as currently provided in the Financing Agreements, add specific events of default or enlarge the nature and extent of default remedies available to Lender following an event of default) and (b) copies of the amendment or modification must be served upon counsel for the Committee, if any, and the U.S. Trustee. Any amendment or modification that constitutes a material change, to be effective, must be approved by the Court.

            13. Debtors are hereby authorized to perform all acts, and execute and comply with the terms of such other documents, instruments, and agreements in addition to the above Financing Agreements as Lender may require as evidence of and for the protection of the Obligations, the Collateral, or which may be otherwise deemed necessary by Lender to effectuate the terms and conditions of this Interim Order and the Financing Agreements, each of such documents, instruments, and agreements executed and delivered to Lender being included in the definition of "Financing Agreements" contained herein.

            14. Borrower is authorized to (a) continue the existing lockbox arrangements in favor of Lender with Wachovia pursuant to the Lockbox and Collection Account Agreement and to enter into similar arrangements with such other banks as are designated for such purposes pursuant to the Loan Agreement (the "Blocked Accounts"); (b) to deposit or caused to be deposited, or to remit, in kind, immediately to Lender, all monies, checks, credit card sales drafts, credit card sales or charge slips or receipts, or other forms of store receipts, drafts and any other payments or proceeds of Collateral received from account debtors and other parties, now or hereafter obligated to pay for inventory or other property of Debtors' estates into the Blocked Accounts established for the benefit of Lender; (c) to instruct all parties now or hereafter in possession of monies, claims or other payments for the account of Debtors or other properties of Debtors' estates in which Lender has a security interest or lien to remit such payments to the Blocked Accounts; and (d) to enter into such agreements as may be necessary to effectuate the foregoing.

            15. Debtors are authorized and directed, without further order of this Court, to pay or reimburse Lender for all present and future costs and expenses, including professional fees and legal expenses, paid or incurred by Lender to effectuate the financing transactions as provided in this Interim Order and the Financing Agreements, all of which shall be and are included as part of the principal amount of the Obligations, and shall be secured by the Collateral.

            16. Except as it relates to Lender's rights under paragraph 23 below, the automatic stay provisions of Section 362 of the Bankruptcy Code are vacated and modified to the extent necessary to permit Lender to implement the terms and conditions of the Financing Agreements and this Interim Order.

            17. As additional security for all of the Post-Petition Obligations of Debtors to Lender now existing or hereafter arising pursuant to this Interim Order, the Financing Agreements or otherwise, and in addition to the foregoing, Lender is granted an allowed super- priority administrative claim in accordance with Section 364(c)(1) of the Bankruptcy Code having priority in right of payment over any and all other obligations, liabilities and indebtedness of each Debtor, now in existence or hereafter incurred by each Debtor and over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a),
507(b) and/or 726 of the Bankruptcy Code, subject only to the Professional Fee Carve-Out (defined below) and fees of the Clerk of the Bankruptcy Court for the District of New Jersey and the Office of the United States Trustee.

            18. In the event that the adequate protection provided in this Order is insufficient to protect Lender against any loss arising from the stay under
Section 362 of the Bankruptcy Code, from the use, sale or lease of property under Section 363 of the Bankruptcy Code, or the granting of a lien, then any such resulting claim of Lender shall have priority over every other claim under
Section 507(a)(1) in this Chapter 11 case or any subsequent case under Chapter 7, subject to the Professional Fee Carve-Out (defined below).

            19. If, after the occurrence of an Event of Default (as defined in the Financing Agreements and/or this Interim Order) there are insufficient assets in the estates to satisfy the then outstanding fees and expenses awarded or allowed by the Court pursuant to Sections 326, 330 or 331 of the Bankruptcy Code and any subsequent fees and expenses awarded or allowed by the Court pursuant to Section 326, 330 or 331 of the Bankruptcy Code (collectively, the "Allowed Professional Fees") of the professionals retained by Order of this Court pursuant to Sections 327 and 1103 of the Bankruptcy Code (the "Professionals"), less the amount of any retainers, if any, held by each Professional at such time, Lender's security interests in and liens upon any of the Collateral shall be subordinate only to (i) the fees and expenses of the Clerk of this Court and the Office of the United States Trustee pursuant to 28 U.S.C. ss. 1930(a); and (ii) the amount of any outstanding and unpaid Allowed Professional Fees in an amount not to exceed $1.0 million (collectively, the "Professional Fee Carve-Out"), subject to the terms and conditions set forth below. The Professional Fee Carve-Out, and Lender's liability therefor, shall be funded by Lender establishing an additional Reserve (as this term is defined in the Loan Agreement), as determined by Lender. Lender shall only be obligated to pay the Professional Fee Carve-Out in the case of an Event of Default if such Event of Default is continuing and there are insufficient assets of the estates to satisfy those fees.

            20. Furthermore, the Professional Fee Carve-Out cannot be used for the payment or reimbursement of any fees or disbursements of Debtors, the Committee or any Professional incurred in connection with the assertion or joinder in any claim, counter-claim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek any order, judgment, determination or similar relief: (i) invalidating, setting aside, avoiding, subordinating, in whole or in part, the Obligations or the liens and security interests in any of the Collateral granted in favor of Lender; (ii) preventing, hindering or delaying Lender's assertion or enforcement of its liens or realization upon any Collateral; (iii) a request to use the Cash Collateral (as such term is defined in Section 363 of the Bankruptcy Code) without the prior written consent of Lender; (iv) a request for authorization to obtain post-petition loans or other financial accommodations pursuant to Section 364(c) or (d) of the Bankruptcy Code other than from Lender; (v) the commencement or prosecution of any action or proceeding of any claims, causes of action, or defenses against Lender or any of its officers, directors, employees, agents, attorneys, affiliates, assigns or successors, including, without limitation, any attempt to recover or avoid any claim or interest of Lender under Chapter 5 of the Bankruptcy Code; or (vi) any action which has or could have the effect of materially and adversely modifying or compromising the rights and remedies of Lender, or which is contrary, in a manner that is material and adverse to Lender to any term of condition set forth in or acknowledged by the Financing Agreements or this Interim Order; except that nothing herein shall prevent the use of the Professional Fee Carve-Out for the payment or reimbursement of fees or disbursements related to Debtors' contest of the exercise by Lender of its rights during the Chapter 11 case. Other than with respect to the Professional Fee Carve-Out as aforesaid, Lender shall not be responsible for the payment or reimbursement of any fees or disbursements of any Professionals incurred in connection with the Chapter 11 case or any succeeding case under the Bankruptcy Code and nothing in this paragraph shall be construed to obligate Lender in any way, to pay compensation or expense reimbursement to Professionals or to assure that the Debtors have sufficient funds on hand to pay such compensation or expense reimbursement. Except as provided for herein, no other claim shall be granted or allowed priority superior to or pari passu with the priority of the claims of Lender granted by this Interim Order in favor of Lender while any Obligation of Debtors to Lender remains outstanding. Any payment or reimbursement made by the Debtors under the Financing Agreements shall not reduce the Professional Fee Carve-Out prior to a Notice of Default. Any payment or reimbursement made by or on behalf of Debtors on or after the issuance of a Notice of Default in respect of any Allowed Professional Fees shall permanently reduce the Professional Fee Carve-Out on a dollar-for-dollar basis. Lender's obligation to fund or otherwise pay the Professional Fee Carve-Out in accordance with paragraphs 19 and 20 shall be added to and made a part of the Obligations of Debtors to Lender, secured by the Collateral and entitled to all of the rights and protections available to Lender under this Interim Order, the Financing Agreements, the Bankruptcy Code and applicable law.

            21. Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior written consent of Lender (and no such consent shall be implied, from any other action, inaction or acquiescence by Lender) or an order of this Court, except for sales of Borrower's Inventory in the ordinary course of its business.

            22. No costs or expenses of administration which have or may be incurred in any of Debtors' Chapter 11 cases at any time, including any conversion of any of the Debtors' Chapter 11 cases pursuant to Section 1112 of the Bankruptcy Code, shall be charged against Lender, its claims or the Collateral pursuant to Section 506(c) of the Bankruptcy Code, without the prior written consent of Lender and no such consent shall be implied from any other action, inaction or acquiescence by Lender, and no obligations incurred or payments or other transfers made by or on behalf of any Debtor on account of the financing arrangements with Lender shall be avoidable or recoverable from Lender under Sections 547, 548, 550, 553 or any other provision of the Bankruptcy Code.

            23. In the event of the occurrence of any of the following: (a) the failure of any Debtor to perform in any respect any of its obligations pursuant to this Interim Order, or (b) the occurrence of any "Event of Default" under the Financing Agreements, including the failure to comply with or perform any of the terms and conditions of the Loan Agreement or the other Financing Agreements (the foregoing being referred to in this Interim Order, individually, as an "Event of Default" and collectively, as "Events of Default") then (unless such Event of Default is specifically waived in writing by Lender, which waiver shall not be implied from any other action, inaction or acquiescence by Lender) and upon or after the occurrence of any of the foregoing which is continuing, and at all times thereafter, after giving five (5) business days notice in writing ("Notice of Default"), served by Lender by overnight delivery service, e-mail or telefax, to Debtors, Debtors' counsel, counsel to the Committee, a Trustee if appointed, the United States Trustee, all parties serving Notices of Appearance in these jointly administered cases and the Court: (i) all of the Obligations shall become immediately due and payable, (ii) the automatic stay provided for pursuant to Section 362 of the Bankruptcy Code and any other restrictions on the enforcement by Lender of its liens upon and security interests in the Collateral or any other rights under the Financing Agreements granted to or for the benefit of Lender or pursuant to this Interim Order shall be automatically vacated and modified without any further action being required, and (iii) Lender, without further notice, hearing or approval of this Court, shall be, and is hereby authorized, in the discretion of Lender, to take any and all actions or remedies which Lender may deem appropriate to proceed against and realize upon the Collateral and any other assets and properties of Debtors' estates upon which Lender has been or may hereafter be granted liens and security interests to obtain the full and indefeasible repayment of the Obligations. Lender shall have no obligation to lend or advance any additional funds to Borrower, or provide other financial accommodations to Borrower upon or after the occurrence of an Event of Default.

            24. Upon the expiration of Borrower's authority to borrow and obtain other credit accommodations from Lender pursuant to the terms of the Interim Order and the Financing Agreements and after giving five (5) business days notice in writing sent by overnight delivery service or telefax, to Debtors, Debtors' counsel, counsel to the Committee, a Trustee if appointed, the United States Trustee and the Court, unless an Event of Default set forth in Paragraph 23 above occurs sooner and the automatic stay has been lifted or modified, all of the Obligations shall immediately become due and payable and Lender shall be automatically and completely relieved from the effect of any stay under Section 362 of the Bankruptcy Code or any other restriction on the enforcement of its liens upon and security interests in the Collateral or any other rights granted to the Lender pursuant to the terms and conditions of the Financing

Agreements or this Interim Order, and Lender shall be and is hereby authorized, in its discretion, to take any and all actions and remedies which Lender may deem appropriate and to proceed against and realize upon the Collateral and any other property of Debtors' estates (except if the authority of Borrower to borrow from Lender shall be extended with the prior written consent of Lender, which consent shall not be implied from any other action, inaction or acquiescence by Lender).

            25. Debtors shall not, without the consent of Lender, enter into any agreement to return any inventory to any of its vendors for application against any pre-petition indebtedness under Section 546(g) of the Bankruptcy Code, or consent to any vendor taking any setoff against any of its pre-petition indebtedness based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise.

            26. In consideration of Lender making post-petition loans, advances and providing other credit and financial accommodations to Borrower pursuant to the provisions of the Financing Agreements and this Interim Order, each Debtor, on behalf of itself and its successors and assigns, (collectively, the "Releasors"), but without prejudice to the rights of the Committee as provided for in Paragraph 6, shall forever release, discharge and acquit Lender and its officers, directors, agents, attorneys and predecessors-in-interest (collectively, the "Releasees") of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, of every kind, nature and description, including, without limitation, any so-called "lender liability" claims or defenses, that Releasors had, have or hereafter can or may have against Releasees as of the date hereof, in respect of events that occurred on or prior to the date hereof with respect to the Debtors, the Pre-Petition Debt, the Financing Agreements and any Loans, Letter of Credit Accommodations or other financial accommodations made by Lender to Borrower to the Financing Agreements. In addition, upon the indefeasible payment in full of all Obligations owed to Lender by Debtors and termination of the rights and obligations arising under the Financing Agreements and this Interim Order (which payment and termination shall be on terms and conditions acceptable to Lender), Lender shall be released from any and all obligations, liabilities, actions, duties, responsibilities and causes of action arising or occurring in connection with or related to the Financing Agreements and/or this Interim Order (including without limitation any obligation or responsibility (whether direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated) to pay or otherwise fund the Professional Fee Carve-Out), on terms and conditions acceptable to Lender.

            27. Until all of the Obligations shall have been indefeasibly paid and satisfied in full and without further order of the Court: (a) no other party shall foreclose or otherwise seek to enforce any junior lien or other right such other party may have in and to any property of any Debtor's estate upon which Lender holds or asserts a lien or security interest; (b) upon and after the occurrence of an Event of Default, Lender, in its discretion, in connection with a liquidation of any of the Collateral may enter upon, occupy and use any real property, equipment, leasehold interests, warehouse arrangements, trademarks, tradenames, copyrights, licenses, patents or any other assets of any Debtor, which are owned by or subject to a lien of any third party and which are used by any Debtor in its business, all without interference from the respective lessors, licensors or other third parties for the purpose of conducting liquidation sales of any Debtor's assets and properties, provided, that, Lender will be responsible for the payment of any fees, rentals, royalties or other amounts due such lessor, licensor or owner of such property and any reasonable costs or expenses incurred by such lessor, licensor or owner for the period of time that Lender actually occupies or uses the premises, equipment or the intellectual property (but in no event for any accrued and unpaid fees, rentals or other amounts due for any period prior to or after the date that Lender actually occupies or uses such assets or properties).

            28. All post-petition Loans and other Letter of Credit Accommodations under the Loan Agreement are made in reliance on this Interim Order and there shall not at any time be entered in any of Debtors' Chapter 11 cases any order which (a) authorizes the use of cash collateral of any Debtor in which Lender has an interest, or the sale, lease, or other disposition of property of any of the Debtors' estates in which the Lender has a lien or security interest, or (b) authorizes the obtaining of credit or the incurring of indebtedness under Section 364 of the Bankruptcy Code secured by a lien or security interest which is equal or senior to a lien or security interest in property in which Lender holds a lien or security interest, or which is entitled to priority administrative claim status which is equal or superior to that granted to Lender herein; unless (i) Lender shall have given its express prior written consent thereto, no such consent being implied from any other action, inaction or acquiescence by Lender, or (ii) such other order requires that all of the Obligations shall first be indefeasibly paid and satisfied in full in accordance with Paragraph 26 of this Interim Order, including all debts and obligations of Debtors to Lender which arise or result from the obligations, loans, security interests and liens authorized herein. The security interests and liens granted to or for the benefit of Lender hereunder and the rights, protections and priorities of Lender pursuant to this Interim Order with respect to the Obligations and the Collateral are cumulative and shall not be altered, modified, extended, impaired, or affected by any plan of reorganization of any Debtor and, in the event Lender shall expressly consent in writing that the Obligations shall not be indefeasibly repaid and satisfied in full upon confirmation thereof, shall continue after confirmation and consummation of any such plan.

            29. To the extent permitted by applicable law, the provisions of this Interim Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) converting any Debtor's Chapter 11 case to a Chapter 7 case, (b) confirming or consummating any plan of reorganization of any Debtor or (c) dismissing any Debtor's Chapter 11 case or any subsequent Chapter 7 case pursuant to Sections 303, 305 or 1112 of the Bankruptcy Code, and the terms and provisions of this Interim Order, as well as the liens and security interests granted pursuant to this Interim Order and the Financing Agreements shall continue in this or any superseding case under the Bankruptcy Code, and such priorities in payment, liens and security interests shall maintain their priority as provided by this Interim Order until all Obligations are indefeasibly paid and satisfied in full in accordance with this Interim Order and the Financing Agreements; provided, that, all obligations and duties of Lender hereunder, under the Financing Agreements or otherwise with respect to any future loans and advances or otherwise shall terminate immediately upon the earlier of the date of any Event of Default or the date that a plan of reorganization of any Debtor becomes effective unless Lender has given its express prior written consent thereto, no such consent being implied from any other action, inaction or acquiescence by Lender.

            30. The provisions of this Interim Order shall inure to the benefit of each Debtor and Lender shall be binding upon each Debtor and Lender and their respective successors and assigns, including any Trustee(s) or other fiduciary hereafter appointed as a legal representative of any Debtor or with respect to property of the estate of any Debtor, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case, and shall also be binding upon all creditors of Debtors and other parties in interest.

            31. The provisions of this Interim Order shall be effective immediately upon entry of this Interim Order pursuant to Bankruptcy Rules 6004(g) and 7062 by the Court and any actions taken pursuant thereto shall survive entry of, and shall govern with respect to any conflict with any Order which may entered confirming any plan of reorganization, dismissing the Chapter 11 Case pursuant to Sections 303, 305 or 1112 of the Bankruptcy Code, or converting the Chapter 11 Case from Chapter 11 to Chapter 7, and the terms and provisions of this Interim Order as well as the priorities in payment, liens, and security interests granted pursuant to this Interim Order and the Financing Agreements shall continue in this or any superseding case under the Bankruptcy Code, and such priorities in payment, liens and security interests shall maintain their priority as provided by this Interim Order until all Obligations are indefeasibly paid and satisfied; provided, that, all obligations and duties of Lender hereunder, under the Financing Agreements or otherwise with respect to any future loans and advances or otherwise shall terminate immediately upon the earlier of the date of any Event of Default or the date that a plan of reorganization of any Debtor becomes effective unless Lender has given its express prior written consent thereto, no such consent being implied from any other action, inaction or acquiescence by Lender.

            32. Debtors irrevocably waive any right to seek any modifications or extensions of this Interim Order without the prior written consent of Lender, no such consent shall be implied by any other action, inaction or acquiescence by Lender.

            33. To the extent the terms and conditions of the Financing Agreements are in conflict with the terms and conditions of this Interim Order, the terms and conditions of this Interim Order shall control.

            34. The terms of the financing arrangements between Debtors, on one hand, and Lender, on the other hand, have been negotiated in good faith and at arms' length between Debtors and Lender and any loans, advances or other financial and credit accommodations which are made or caused to be made to Borrower by Lender pursuant to the Financing Agreements are deemed to have been extended in good faith, as the term "good faith" is used in Sections 363(m) and 364(e) of the Bankruptcy Code, and shall be entitled to the full protection of
Section 364(e) of the Bankruptcy Code in the event that this Interim Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

            35. This matter is set for a final hearing at 2:00 p.m on February 2, 2004 ("Final Hearing"), at which time any party-in-interest may appear and state its objections, if any, to the financing arrangements on a final basis among Lender and Debtors in accordance with the Financing Agreements and a final form of this Interim Order. The following parties shall immediately, but in no event later than ____________ __, 200__, be mailed copies of this Interim Order or such written summary of this Interim Order as the Court may approve: (a) Office of the United States Trustee, (b) Lender and its attorneys, (c) all creditors known to

Debtors who may have liens against any of the Debtors' assets, (d) Debtors' twenty (20) largest unsecured creditors on a consolidated basis, (e) Wachovia,
(f) United States Internal Revenue Service, (g) all landlords, owners, operators and/or mortgagees of the premises at which any Debtor's inventory or equipment is located, (h) all equipment lessors of any Debtor, (i) applicable state taxing authorities, (j) all utilities providing services to Debtors and (k) all parties in interest that have filed notices of appearance in these Chapter 11 cases. Objections shall be in writing and shall be filed with the Clerk of the Bankruptcy Court, with a copy served upon Saul Ewing LLP, 222 Delaware Avenue, Suite 1200, Wilmington, Delaware 19801, Attention: Domenic E. Pacitti, Esq., and Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania 19102, Attention: Jeffrey C. Hampton; Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, Attention: Jonathan N. Helfat, Esq.; and Duane Morris, LLP, 744 Broad Street, Suite 1200, Newark, New Jersey 07102, Attention: William S. Katchen, Esq., so that such objections are received on or before the close of business on January 26, 2004; any objections by creditors or other parties-in-interest to any of the provisions of this Interim Order shall be deemed waived unless filed and received in accordance with the notice on or before the close of business on such date. Except as otherwise provided in this paragraph, the terms of this Interim Order shall be valid and binding upon Debtors, all creditors of Debtors and all other parties-in-interest from and after the Petition Date. In the event this Court modifies any of the provisions of this Interim Order and the Financing Agreements following such further hearing, such modifications shall not affect the rights and priorities of Lender pursuant to this Interim Order with respect to the Collateral, and any portion of the Obligations which arises or is incurred or is advanced prior to such modifications (or otherwise arising prior to such modifications), and this Interim Order shall remain in full force and effect except as specifically amended or modified at such Final Hearing.


Dated:      Trenton, New Jersey

            ___________ ___, 200__



                                    ____________________________________
                                    UNITED STATES BANKRUPTCY JUDGE

                               Exhibit A to Order

                      RATIFICATION AND AMENDMENT AGREEMENT

        THIS RATIFICATION AND AMENDMENT AGREEMENT (this "Agreement"), dated January __, 2004, is by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender"), and CONGOLEUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession ("Chapter 11 Borrower" as hereinafter further defined).

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, on December 31, 2003, Chapter 11 Borrower and Chapter 11 Guarantors (as hereinafter defined) each commenced a case under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined) and each of Chapter 11 Borrower and Chapter 11 Guarantors has retained possession of its assets and is authorized under the Bankruptcy Code to continue the management and operation of its business as a debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

        WHEREAS, prior to the commencement of the Chapter 11 Cases (as hereinafter defined), (a) Lender made loans and advances and to provided other financial accommodations to Chapter 11 Borrower secured by certain assets and properties of Chapter 11 Borrower as set forth in the Existing Financing Agreements (as hereinafter defined) and (b) Chapter 11 Guarantors have guaranteed all of the Obligations of Chapter 11 Borrower owed to Lender as set forth in the Guarantor Documents;

        WHEREAS, Chapter 11 Borrower has applied to Lender for a post-petition credit facility;

        WHEREAS, the Bankruptcy Court has entered a Financing Order (as hereinafter defined) pursuant to which Lender may make post-petition loans and advances and provide other financial accommodations to Chapter 11 Borrower secured by certain assets and properties of Chapter 11 Borrower as set forth in the Financing Order and the Financing Agreements;

        WHEREAS, the Financing Order provides that as a condition to the making of such post-petition loans and advances and providing such other financial accommodations to Chapter 11 Borrower, Chapter 11 Borrower shall execute and deliver this Agreement;

        WHEREAS, Chapter 11 Borrower and each Chapter 11 Guarantor desires to reaffirm its obligations to Lender pursuant to the Financing Agreements, ratify the Existing Financing Agreements and acknowledge its continuing liabilities to Lender thereunder as set forth herein in order to induce Lender to make such post-petition loans and advances and provide such financial accommodations to Chapter 11 Borrower; and

        WHEREAS, Chapter 11 Borrower has also requested that Lender agree to amend the Loan Agreement (as hereinafter defined) and Lender is willing to do so, subject to the terms and conditions contained herein;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Chapter 11 Borrower mutually covenant, warrant and agree as follows:

        1. DEFINITIONS

           1.1 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Existing Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

               (a) "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

               (b) "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of New Jersey or the United States District Court for the District of New Jersey or any other court having jurisdiction over the Chapter 11 Cases from time to time.

               (c) "Budget" shall mean the Budget attached hereto as Exhibit A delivered to Lender pursuant to Section 5.3 hereof setting forth the cash expenditures of Chapter 11 Borrower and Chapter 11 Guarantors on a monthly or quarterly basis, as applicable, for the estimated and projected periods covered thereby, together with any amendments, modifications and supplements thereto or any subsequent budget, satisfactory in form and substance to Lender, setting forth such information for any subsequent period or periods.

               (d) "Chapter 11 Borrower" shall mean Congoleum Corporation, a Delaware corporation, as a debtor and debtor-in-possession, and its successors and assigns (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

               (e) "Chapter 11 Cases" shall mean the Chapter 11 cases of Chapter 11 Borrower and Chapter 11 Guarantors referred to as In re Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., Case Nos. 03-51524, 03-51525 and 03-51526, respectively, which are being jointly administered under the Bankruptcy Code, and are pending in the Bankruptcy Court.

               (f) "Chapter 11 Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (i) Congoleum Fiscal, Inc., a New York corporation, as a debtor and debtor-in-possession; (ii) Congoleum Sales, Inc., a New York corporation, as a debtor and debtor-in-possession; and (iii) any other Person that from time to time guarantees any or all of the Obligations (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation); each sometimes being referred to herein individually as a "Chapter 11 Guarantor".

               (g) "Debtors" shall mean, collectively, Chapter 11 Borrower and Chapter 11 Guarantors; each sometimes being referred to herein individually as a "Debtor".

               (h) "Existing Financing Agreements" shall mean the Financing Agreements (as defined in the Loan Agreement) as in effect immediately prior to the Petition Date.

               (i) "Financing Agreements" shall mean, collectively, this Agreement, the Loan Agreement, all of the other Existing Financing Agreements, the Guarantor Documents and the Financing Order, together with all supplements, agreements, notes, documents, mortgages, deeds of trust, instruments and guarantees at any time executed or delivered in connection herewith or therewith or related hereto or thereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (j) "Financing Order" shall mean, collectively, the Interim Financing Order, the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Lender to Chapter 11 Borrower on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Cases.

               (k)"Guarantor Documents" shall mean, individually and collectively, the following: (i) the Limited Guarantee, dated December 10, 2001, by Congoleum Financial Corporation (predecessor in interest to Congoleum Fiscal, Inc.) and Congoleum Intellectual Properties Corporation in favor of Lender, (ii) the Limited Guarantee, dated as of February 27, 2003, by Chapter 11 Guarantors in favor of Lender, (iii) the Reaffirmation and Amendment of Guarantor Documents, dated of even date herewith, by Chapter 11 Guarantors in favor of Lender, and (iv) all supplements, agreements, notes, documents, instruments and mortgages at any time executed and/or delivered by any Chapter 11 Guarantor in connection with or related to any of the foregoing, as all of the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (l) "Interim Financing Order" shall mean have the meaning given to such term in Section 9.7 hereof.

               (m) "Loan Agreement" shall mean the Loan and Security Agreement, dated December 10, 2001, by and between Lender and Chapter 11 Borrower, as amended by

Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Lender and Chapter 11 Borrower, and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and among Lender, Chapter 11 Borrower and Chapter 11 Guarantors, and otherwise as in effect immediately prior to the Petition Date.

               (n) "Permanent Financing Order" shall have the meaning given to such term in Section 9.8 hereof.

               (o) "Petition Date" shall mean the date of the commencement of the Chapter 11 Cases.

               (p) "Post-Petition Collateral" shall mean, collectively, all of the following property of Chapter 11 Borrower's estate, whether now existing or hereafter acquired, wherever located, upon which Lender is granted a security interest or lien pursuant to the Financing Agreements or the Financing Order or any other order entered or issued by the Bankruptcy Court, and shall include, without limitation, all of the following property of Chapter 11 Borrower:

                  (i)  all of the Collateral (as defined in the Loan Agreement);

                  (ii)  all present and future Accounts;

                  (iii)  all present and future acquired Inventory; and

                  (iv)  all Documents of Title.

               (q) "Post-Petition Obligations" shall mean all Revolving Loans, Letter of Credit Accommodations and all other advances, including, without limitation, all debts, obligations, liabilities, indebtedness, covenants and duties of Chapter 11 Borrower to Lender of every kind, nature and description, however evidenced , whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on and after the Petition Date (including, without limitation, all obligations arising from the use of Cash Collateral (as defined in Section 363 of the Bankruptcy Code)) and whether arising on or after the conversion or dismissal of the Chapter 11 Cases, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Cases, and arising under or related to this Agreement, the other Financing Agreements, a Financing Order or by operation of law or otherwise and whether incurred by Chapter 11 Borrower as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses (including, without limitation, audit and appraisal fees and expenses) and reasonable attorneys', accountants' and consultants' fees and expenses incurred by Lender in connection with any of the foregoing.

               (r) "Pre-Petition Collateral" shall mean all "Collateral" as such term is defined in the Loan Agreement and all other security for the Pre-Petition Obligations as provided in the Existing Financing Agreements immediately prior to the Petition Date.

               (s) "Pre-Petition Obligations" shall mean all Revolving Loans, Letter of Credit Accommodations and all other advances, including, without limitation, all debts, obligations, liabilities, indebtedness, covenants and duties of Chapter 11 Borrower to Lender of every kind, nature and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising prior to the Petition Date and arising under or related to the Existing Financing Agreements or by operation of law and whether incurred by Chapter 11 Borrower as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses (including, without limitation, audit and appraisal fees and expenses) and reasonable attorneys', accountants' and consultants' fees and expenses incurred by Lender in connection with any of the foregoing.

           1.2   Amendments to Definitions in Financing Agreements.

               (a) All references to the term "Borrower" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to mean and include Chapter 11 Borrower as defined herein and all references to the term "Guarantors" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to mean and include Chapter 11 Guarantors as defined herein.

               (b) All references to the term "Collateral" in any of the Existing Financing Agreements or any other term referring to the security for the Pre-Petition Obligations shall be deemed and each such reference is hereby amended to include, without limitation, the Pre-Petition Collateral and the Post-Petition Collateral.

               (c) All references to the term "Financing Agreements" in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Agreement, the Loan Agreement, all of the other Existing Financing Agreements, as ratified, assumed and adopted by Chapter 11 Borrower pursuant to the terms hereof, as amended and supplemented hereby, the Guarantor Documents and the Financing Order, together with all supplements, agreements, notes, documents, mortgages, deeds of trust, instruments and guarantees at any time executed or delivered in connection herewith or therewith or related hereto or thereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (d) All references to the term "Loan Agreement" in any of the Existing Financing Agreements shall be deemed and each such reference is hereby amended to mean the Loan Agreement, as amended by this Agreement and as ratified, assumed and adopted by Chapter 11

Borrower pursuant to the terms hereof and the Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (e) All references to the term "material adverse effect" and "material adverse change" in this Agreement and in any of the Existing Financing Agreements shall be deemed and each reference is amended to add at the end of such term "; provided, that, the commencement of the Chapter 11 Cases shall not constitute a material adverse effect or material adverse change".

               (f) All references to the term "Obligations" in this Agreement and in any of the Existing Financing Agreements shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to include, without limitation, the Pre-Petition Obligations and the Post-Petition Obligations.

           1.3 Interpretation.

               (a) For purposes of this Agreement, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

               (b) All references to the terms "Lender" or any other person pursuant to the definitions in the recitals hereto or otherwise shall include its or their respective successors and assigns.

               (c) All references to any term in the singular shall include the plural and all references to any term in the plural shall include the singular.

               (d) All terms not specifically defined herein which are defined in the UCC shall have the meaning set forth therein, except that the term "Lien" or "lien" shall have the meaning set forth in ss.101 of the Bankruptcy Code.

        2. ACKNOWLEDGMENT

           2.1 Pre-Petition Obligations. Chapter 11 Borrower hereby acknowledges, confirms and agrees that Chapter 11 Borrower is indebted to Lender for the Pre-Petition Obligations, as of the close of business on December 31, 2003, in the principal amount of not less than $14,325,937 in the aggregate, all of which Pre-Petition Obligations are unconditionally owing by Chapter 11 Borrower to Lender, together with interest accrued and accruing thereon, in each case together with costs, expenses, fees (including, without limitation, reasonable attorneys' fees and legal expenses) and all other charges now or hereafter owed by Chapter 11 Borrower to Lender, all of which are unconditionally owing by Chapter 11 Borrower to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

           2.2 Acknowledgment of Security Interests and Liens. Chapter 11 Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected first priority, subject only to liens or security interests expressly permitted under the Loan Agreement, and senior security interests in and liens upon all Pre-Petition Collateral heretofore granted by Chapter 11 Borrower to Lender pursuant to the Existing Financing Agreements as in effect immediately prior to the Petition Date, as well as valid and enforceable first priority and senior security interests in and liens upon all Post-Petition Collateral granted to Lender under the Financing Order or hereunder or under any of the other Financing Agreements or otherwise granted to or held by Lender, to secure all of the Obligations.

           2.3 Binding Effect of Documents. Chapter 11 Borrower hereby acknowledges, confirms and agrees that: (a) each of the Existing Financing Agreements to it is a party has been duly executed and delivered to Lender by Chapter 11 Borrower and is in full force and effect as of the date hereof, (b) the agreements and obligations of Chapter 11 Borrower contained in the Existing Financing Agreements constitute the legal, valid and binding obligations of Chapter 11 Borrower enforceable against Chapter 11 Borrower in accordance with their respective terms, (c) Chapter 11 Borrower has no valid defense, offset or counterclaim to the enforcement of such obligations, and (d) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Financing Agreements and the Financing Order.

        3. ADOPTION AND RATIFICATION

           3.1 Chapter 11 Borrower hereby ratifies, assumes, adopts and agrees to be bound by the Existing Financing Agreements, as modified by this Agreement, and agrees to pay all of the Pre-Petition Obligations in accordance with the terms of the Existing Financing Agreements, as modified by this Agreement and the Financing Order. All of the Existing Financing Agreements are hereby incorporated herein by reference as amended herein, and hereby are and shall be deemed adopted and assumed in full by Chapter 11 Borrower, as a debtor and debtor-in- possession, and considered as agreements between Chapter 11 Borrower and Lender.

           3.2 Chapter 11 Borrower hereby ratifies, restates, affirms and confirms all of the terms and conditions of the Existing Financing Agreements, as amended and supplemented pursuant to this Agreement and the Financing Order, and Chapter 11 Borrower agrees to be fully bound, as a debtor and debtor-in-possession, by the terms of the Financing Agreements as amended hereby to which Chapter 11 Borrower is a party.

        4. GRANT OF SECURITY INTEREST

           As collateral security for the prompt performance, observance and payment in full of all of the Obligations (including the Pre-Petition Obligations and the Post-Petition Obligations), Chapter 11 Borrower, as debtor and debtor-in-possession, hereby grants, pledges and assigns to Lender, and also confirms, reaffirms and restates the prior grant to Lender of, continuing security interests in and liens upon, and rights of setoff against, all of the Collateral. Chapter 11 Borrower hereby confirms, reaffirms and restates the prior grant to Lender of, continuing security interests in and liens upon, and rights of setoff against, all of the Collateral.

        5. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

           In addition to the continuing representations, warranties and covenants heretofore made in the Loan Agreement or otherwise and hereafter made by Chapter 11 Borrower to Lender (which representations, warranties and covenants shall not be deemed violated solely by the commencement of the Chapter 11 Cases), whether pursuant to the Financing Agreements or otherwise, and not in limitation thereof, Chapter 11 Borrower hereby represents, warrants and covenants with, to and in favor of Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, to the extent such compliance does not violate the terms and provisions of the Bankruptcy Code, being a continuing condition of the making of loans by Lender:

           5.1 Financing Order. Either the Interim Financing Order or the Permanent Financing Order, as the case may be, has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court other than as consented to by Lender and is not subject to any pending appeal or stay.

           5.2 Use of Proceeds. All Revolving Loans made and Letter of Credit Accommodations provided by Lender to Chapter 11 Borrower pursuant to the Financing Order, the Loan Agreement or otherwise, shall be used by Chapter 11 Borrower exclusively for general operating and working capital purposes in the ordinary course of Chapter 11 Borrower's business as set forth in the Budget. No portion of any administrative expense claim or other claim relating to any Chapter 11 Case shall be paid with the proceeds of such Revolving Loans made and Letter of Credit Accommodations provided by Lender to Chapter 11 Borrower, other than those administrative expense claims and other claims relating to any Chapter 11 Case (i) directly attributable to the operation of the business of Chapter 11 Borrower in accordance with the terms and conditions of the Interim Financing Order or (ii) as otherwise authorized by the Bankruptcy Court and expressly authorized by Lender in writing.

           5.3 Budget. The Budget has been thoroughly reviewed by Chapter 11 Borrower and Chapter 11 Guarantors and their respective appropriate management and sets forth, among other things, the actual through September 30, 2003 and the projected through December 31, 2004 quarterly statements of cash flow, including cash receipts and cash disbursements, quarterly statements of loan availability of Chapter 11 Borrower on a quarterly "roll-forward" basis and monthly statements of asbestos/bankruptcy costs. Chapter 11 Borrower and Chapter 11 Guarantors hereby acknowledge, confirm and agree that Lender has relied upon the Budget and on the information set forth in the Budget in determining to enter into the post-petition financing arrangements provided for herein and in the Financing Order. Chapter 11 Borrower shall furnish to Lender all other financial information, projections, budgets, business plans, cash flows and such other information as Lender shall reasonably request from time to time.

           5.4 Sales or other Disposition of Assets. Notwithstanding anything to the contrary contained in Sections 9.7(b) of the Loan Agreement or any other provision in the Loan Agreement or any of the other Financing Agreements, Chapter 11 Borrower shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior written consent of Lender or an order of the Bankruptcy Court (and no such consent shall be implied, from any other action, inaction or acquiescence by Lender), except for sales of Chapter 11 Borrower's Inventory in the ordinary course of its business.

           5.5 ERISA. That (a) there are no liens, security interests or encumbrances upon, in or against any assets or properties of Chapter 11 Borrower arising under ERISA, whether held by the Pension Benefit Guaranty Corporation (the "PBGC") or the controlling sponsor of, or a member of the controlled group of, any pension benefit plan of Chapter 11 Borrower and (b) no notice of lien has been filed by the PBGC (or any other Person) pursuant to ERISA against any assets or properties of Chapter 11 Borrower.

           5.6 Environmental. That (a) there are no liens, security interests or encumbrances upon, in or against any assets or properties of Chapter 11 Borrower arising under any Environmental Law, whether held by the environmental protection authorities of the state of New Jersey or any other jurisdiction, or any other Person, and (b) no notice of lien has been filed by any environmental protection authority of the state of New Jersey or any other jurisdiction (or any other Person) pursuant to any Environmental Law against any assets or properties of Chapter 11 Borrower.

        6. DIP FACILITY FEE

           In addition to and not in limitation of all other fees, costs and expenses payable to Lender under the Financing Agreements, Chapter 11 Borrower shall pay Lender a facility fee of $300,000 in respect of the financing provided by Lender to Chapter 11 Borrower in the Chapter 11 Cases, which fee shall be fully earned as of the date hereof and payable as follows: (a) $200,000 shall be due and payable on the date hereof and (b) $100,000 shall be due and payable on April 1, 2004; provided, that, the entire amount of such fee shall become immediately due and payable, without notice or demand, at Lender's option upon the occurrence of an Event of Default or termination or non-renewal of the Loan Agreement.

        7. AMENDMENTS TO EXISTING FINANCING AGREEMENTS

           7.1 Interest Rate. Section 1.41 of the Loan Agreement is deleted in its entirety and replaced with the following:

               "1.41 'Interest Rate' shall mean, as to Prime Rate Loans, a rate equal to three- quarters (.75%) percent per annum in excess of the Prime Rate; provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and three-quarters (2.75%) percent per annum in excess of the Prime Rate as to Prime Rate Loans, at Lender's option, without notice, (a) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender in good faith and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Chapter 11 Borrower under Section 2 hereof (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

           7.2 Reserves. Section 1.64 of the Loan Agreement is hereby amended by adding the following sentence at the end of thereof:

                  "Without limiting the generality of the foregoing, the Revolving Loans and Letter of Credit Accommodations otherwise available to Chapter 11 Borrower shall be subject to a special reserve, in an amount equal to all claims for all outstanding and unpaid administrative expenses or other claims which are or may be senior or pari passu to Lender's liens in the property of Chapter 11 Borrower or Lender's super-priority claims pursuant to the Financing Order, including, but not limited to (i) the fees and expenses of the Clerk of the Bankruptcy Court, (ii) the fees of the United States Trustee as provided in the Financing Order and (iii) the Professional Fee Carve-Out (as such term is defined in the Interim Financing Order)."

           7.3 Limits and Sublimits. Section 2 of the Loan Agreement is hereby amended by adding the following Section 2.3 at the end thereof:

                  "2.3 Limits and Sublimits. All limits and sublimits set forth in this Agreement shall be determined on an aggregate basis considering together both the Pre-Petition Obligations and the Post-Petition Obligations and in respect thereof or with respect to any formula or other provision to which a limit or sublimit may apply."

           7.4 Eurodollar Rate Loans. Notwithstanding anything to the contrary contained in the Loan Agreement, including, without limitation, Sections 3.1(b) and (c), effective as of the date hereof:

               (a) Chapter 11 Borrower shall not request and Lender shall not make any Eurodollar Rate Loans;

               (b) the Interest Rate in respect of all Revolving Loans made on or after the date hereof shall be the Interest Rate applicable to Prime Rate Loans;

               (c) Chapter 11 Borrower shall not request that any Eurodollar Rate Loans outstanding prior to the date hereof continue for any additional Interest Period; and

               (d) Chapter 11 Borrower shall not request that any Prime Rate Loans be converted to Eurodollar Rate Loans and Lender shall not be obligated to convert any such Prime Rate Loans to Eurodollar Rate Loans;

provided, however, that the provisions applicable to Eurodollar Rate Loans shall remain in effect with respect to any Revolving Loans for which Chapter 11 Borrower had elected to be treated as a Eurodollar Rate Loan prior to the Petition Date until the end of the then-applicable Interest Period.

           7.5 Unused Line Fee. Section 3.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

               "3.4 Unused Line Fee. Chapter 11 Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths (.375%) percent per annum calculated upon the amount by which $25,000,000 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

           7.6 Payments. Section 6.4 of the Loan Agreement is hereby amended by adding the following subsection (c) at the end of thereof:

                  "(c) Without limiting the generality of the foregoing, Lender may, in its discretion, apply any such payments or proceeds received from Pre-Petition Collateral first to the Pre-Petition Obligations until such Pre-Petition Obligations are paid and satisfied in full."

           7.7 Additional Financial Reporting Requirements. Section 9.6 of the Loan Agreement is hereby amended by adding new Section 9.6(f) immediately after
Section 9.6(e) as follows:

                  "(f) Chapter 11 Borrower shall promptly provide Lender with copies of all financial reports, schedules and other materials and information related to the Collateral at any time furnished by Chapter 11 Borrower, or on its behalf, to the Bankruptcy Court, or the United States Trustee or to any creditors' committee or Chapter 11 Borrower's shareholders, concurrently with the delivery thereof to the Bankruptcy Court, United States Trustee, creditors' committee or shareholders, as the case may be."

           7.8 Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

                  "Notwithstanding anything contained herein to the contrary, Chapter 11 Borrower shall not, and shall not permit its Subsidiaries and Affiliates to, make any loans or provide other financial accommodations to, share proceeds of any Revolving Loans with, or pay any management fees to, any other person that is the subject of a petition for relief under the Bankruptcy Code other than Chapter 11 Borrower."

           7.9 Adjusted Tangible Net Worth. Section 9.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "9.17 Adjusted Tangible Net Worth. At any time that Excess Availability is less than $15,000,000, Chapter 11 Borrower and its Subsidiaries on a consolidated basis shall have and maintain Adjusted Tangible Net Worth of not less than the amounts set forth below at all times during the periods set forth below:

                     Period                       Minimum Adjusted Tangible Net Worth
                     ------                       -----------------------------------
                     January 1, 2003 through      ($25,500,000)
                     March 31, 2003

                     April 1, 2003 through        ($29,000,000)
                     June 30, 2003

                     July 1, 2003 through         ($34,000,000)
                     September 30, 2003

                     October 1, 2003 through      ($28,500,000)
                     December 31, 2003

                     January 1, 2004 through      ($30,875,000)
                     March 31, 2004

                     April 1, 2004 through        ($32,000,000)
                     June 30, 2004

                     July 1, 2004 through         ($31,250,000)
                     September 30, 2004

                     October 1, 2004 through      ($29,000,000)
                     December 31, 2004

           The use of the parentheses in this Section 9.17 is intended to reflect negative numbers. Compliance with this Section 9.17 shall be determined utilizing the formula set forth on Exhibit 9.17 hereto."

           7.10 EBITDA. Section 9.23 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "9.23  EBITDA.

                      (a) Chapter 11 Borrower and its Subsidiaries shall not, as to any fiscal quarter during the fiscal year 2003 of Chapter 11 Borrower and its Subsidiaries, permit EBITDA of Chapter 11 Borrower and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative year-to-date basis to be less than the respective amount set forth below opposite such fiscal quarter end year-to-date period:

                     Period                       Minimum EBITDA
                     ------                       --------------
                     January 1, 2003 through      ($8,000,000)
                     March 31, 2003

                     January 1, 2003 through      ($7,750,000)
                     June 30, 2003

                     January 1, 2003 through      ($7,500,000)
                     September 30, 2003

                     January 1, 2003 through      $13,500,000
                     December 31, 2003

                      (b) Chapter 11 Borrower and its Subsidiaries shall not, as to any fiscal quarter during the fiscal year 2004 of Chapter 11 Borrower and its Subsidiaries, permit EBITDA of Chapter 11 Borrower and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative year-to-date basis to be less than the respective amount set forth below opposite such fiscal quarter end year-to-date period:

                     Period                       Minimum EBITDA
                     ------                       --------------
                     January 1, 2004 through      $2,650,000
                     March 31, 2004

                     January 1, 2004 through      $9,250,000
                     June 30, 2004

                     January 1, 2004 through      $16,000,000
                     September 30, 2004

                     January 1, 2004 through      $22,000,000
                     December 31, 2004

           The use of the parentheses in this Section 9.23 is intended to reflect negative numbers."

           7.11 Events of Default. Section 10.1 of the Loan Agreement is hereby amended as follows:

               (a) Section 10.1(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "(a) Chapter 11 Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;"

               (b) Section 10.1(h) is hereby amended to add at the end of such Section the following:

                  "provided, that, it shall not constitute an Event of Default hereunder to the extent that any default as described in this Section 10.1(h), has been or would be triggered exclusively by the existence of a Chapter 11 Case."

               (c) Section 10.1 of the Loan Agreement is hereby amended by deleting the word "or" at the end of Section 10.1(o), changing the period at the end of Section 10.1(p) to a semi-colon and adding new Sections 10.1(q) through 10.1(cc) immediately after 10.1(p) as follows:

                 "(q) the occurrence of any condition or event that permits Lender to exercise any of the remedies set forth in the Financing Order, including, without limitation, any "Event of Default", as such term is defined in the Financing Order;

                  (r) the termination or non-renewal of the Financing Agreements as provided for in the Financing Order as the result of the objection of any third party being sustained;

                  (s) Chapter 11 Borrower suspends or discontinues or is enjoined by any court or governmental agency from continuing to conduct all or any part or parts of its business, or a trustee, receiver or custodian is appointed for Chapter 11 Borrower or any of its properties;

                  (t) any act, condition or event occurring after the date of the commencement of the Chapter 11 Cases that has a material adverse effect upon the assets of Chapter 11 Borrower or the Collateral or the rights and remedies of Lender under this Agreement or any of the other Financing Agreements;

                  (u) entry by the Bankruptcy Court of an order converting any Chapter 11 Case to a Chapter 7 case under the Bankruptcy Code;

                  (v) entry by the Bankruptcy Court of an order dismissing any Chapter 11 Case or any subsequent Chapter 7 case either voluntarily or involuntarily;

                  (w) the grant of a lien on or other interest in Chapter 11 Borrower's property (other than a lien or encumbrance permitted by Section 9.8 hereof or by the Financing Order) or an administrative expense claim (other than any such administrative expense claim permitted by the Financing Order or this Agreement) that is superior to or ranks in parity with Lender's security interest in or lien upon the Collateral or administrative expense priority;

                  (x) the Financing Order shall be modified, reversed, revoked, remanded, stayed, rescinded, vacated or amended on appeal or by the Bankruptcy Court without the prior written consent of Lender (and no such consent shall be implied from any other authorization or acquiescence by Lender);

                  (y) the Permanent Financing Order shall not have been entered by the Bankruptcy Court by the date that is thirty-five (35) days after the date of the entry of the Interim Financing Order;

                  (z) the appointment of a trustee in the Chapter 11 Cases pursuant to Sections 1104(a)(1) or 1104(a)(2) of the Bankruptcy Code;

                  (aa) the appointment of an examiner in the Chapter 11 Cases with expanded powers pursuant to Section 1104(a) of the Bankruptcy Code;

                  (bb) the filing of a plan of reorganization by Chapter 11 Borrower and Chapter 11 Guarantors that does not provide for payment in full of the Obligations on the effective date of such plan; or

                  (cc) Chapter 11 Borrower shall at any time seek an order of the Bankruptcy Court authorizing Chapter 11 Borrower to use any of Lender's cash collateral.

           Notwithstanding anything to the contrary contained herein, the commencement of the Chapter 11 Cases shall not constitute an Event of Default under Section 10.1(a), (b), (f), (g) or (h) hereof."

           7.12 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. Section 11.1(a) of the Loan Agreement is hereby amended by adding the following at the end thereof: "except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing."

           7.13  Term.

               (a) The first two sentences of Section 12.1(a) of the Loan Agreement are hereby deleted in their entirety and replaced with the following sentence:

                  "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on December 31, 2004 (the "Termination Date")."

               (b) The first sentence of Section 12.1(c) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement and Lender does not provide exit financing to Chapter 11 Borrower, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Chapter 11 Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                               Amount                          Period
                               ------                          ------

               (i)       three (3%) percent of       From the date hereof to and including
                         the Maximum Credit          December 10, 2002
               (ii)      two (2%) percent of         From December 11, 2002 to and
                         the Maximum Credit          including December 31, 2003
               (iii)     one (1%) of the Maximum     From January 1, 2004 to and including
                         Credit                      December 31, 2004"

               (c) Section 12.1 of the Loan Agreement is hereby amended by adding a new Section 12.1(d) immediately after Section 12.1(c) as follows:

                  "(d) Notwithstanding any other provision of this Agreement to the contrary, upon the earlier to occur of (i) the Termination Date, or (ii) the occurrence of an Event of Default, Lender may, without prejudice to Lender's other rights or remedies under the Financing Agreements and the Financing Order, in its sole discretion, without notice (A) cease making loans or reduce the lending formulas or amounts of Revolving Loans available to Chapter 11 Borrower hereunder, and (B) declare all Obligations to be then immediately due and payable."

               (d) Notwithstanding the amendment of the term of the Financing Agreements to a date that is earlier than then the original term of the Loan Agreement and the other Financing Agreements, Chapter 11 Borrower shall pay the early termination fee otherwise payable pursuant to Section 12.1(c) of the Loan Agreement in accordance with the terms thereof.

           7.14 Notices. Section 12.2 of the Loan Agreement is hereby amended by adding that any notices, requests and demands also be sent to the following parties:

               If to Chapter 11 Borrower
               with a copy to:      Saul Ewing LLP
                                    222 Delaware Avenue, Suite 1200
                                    Wilmington, Delaware 19801
                                    Facsimile No. (302) 421-5881
                                    Attn: Domenic E. Pacitti, Esq.

               If to Lender
               with a copy to:      Otterbourg, Steindler, Houston & Rosen, P.C.
                                    230 Park Avenue
                                    New York, New York  10169
                                    Facsimile No. (212) 682-6104
                                    Attn: Jonathan N. Helfat, Esq.

        8. RELEASE

           8.1  Release.

               (a) In consideration of the agreements of Lender contained herein and the making of any Revolving Loans by Lender to Chapter 11 Borrower, pursuant to the Financing Agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Chapter 11 Borrower, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Lender and all such other parties being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Chapter 11 Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Existing Financing Agreements, as amended and supplemented through the date hereof and the other Financing Agreements.

               (b) Chapter 11 Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

               (c) Chapter 11 Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

           8.2 Covenant Not to Sue. Chapter 11 Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Chapter 11 Borrower pursuant to Section 8.1 hereof. If Chapter 11 Borrower violates the foregoing covenant, Chapter 11 Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by any Releasee as a result of such violation.

        9. CONDITIONS PRECEDENT

           In addition to any other conditions contained herein or in the Loan Agreement, with respect the Revolving Loans and other financial accommodations available to Chapter 11 Borrower (all of which conditions, except as modified or made pursuant to this Agreement shall remain applicable to the Revolving Loans and be applicable to other financial accommodations available to Chapter 11 Borrower), the following are conditions to Lender's obligation to extend further loans, advances or other financial accommodations to Chapter 11 Borrower pursuant to the Financing Agreements as amended hereby:

           9.1 Lender shall have received, in form and substance satisfactory to Lender, an original of this Agreement, duly executed and delivered by Chapter 11 Borrower and acknowledged by Chapter 11 Guarantors;

           9.2 Lender shall have received, in form and substance satisfactory to Lender, an original of the Reaffirmation and Amendment of Guarantor Documents, duly executed and delivered by each Chapter 11 Guarantor;

           9.3 Lender shall have received within fifteen (15) days of the date hereof, in form and substance satisfactory to Lender, the written agreement of Wachovia Bank, National Association, formerly known as First Union National Bank ("Wachovia"), and Chapter 11 Borrower to the continued effectiveness of the Deposit Account Control Agreement, dated December 10, 2001, among Lender, Chapter 11 Borrower and Wachovia (the "Deposit Account Control Agreement") and the Deposit Account Control Agreement shall have been ratified and amended by the parties thereto, to reflect the commencement of the Chapter 11 Cases, that Chapter 11 Borrower, as debtor and debtor-in-possession, is the successor in interest to Chapter 11 Borrower, that the Obligations include both the Pre-Petition Obligations and the Post-Petition Obligations, that the Collateral includes both the Pre-Petition Collateral and the Post-Petition Collateral as provided for herein and the other terms and conditions of this Agreement;

           9.4 Lender shall have received, promptly following the execution and delivery thereof, in form and substance satisfactory to Lender, true, correct and complete photocopies of any ratification of and/or amendment to the Senior Note Indenture and all agreements, documents and instruments executed and/or delivered in connection therewith or related thereto, in each case duly authorized, executed and delivered by Chapter 11 Borrower and each of the other parties thereto, and Lender shall have promptly received any other information with respect thereto as Lender may reasonably request;

           9.5 as of the Petition Date, the Existing Financing Agreements shall not have been terminated;

           9.6 no trustee or examiner with expanded powers or the like shall have been appointed or designated with respect to any Debtor, as a debtor or debtor-in-possession, or its business, properties and assets;

           9.7 each Debtor shall have complied in full with the notice and other requirements of the Bankruptcy Code and the applicable Bankruptcy Rules with respect to any relevant Financing Order in a manner acceptable to Lender and its counsel, and an interim Financing Order, in form and substance acceptable to Lender, shall have been entered by the Bankruptcy Court authorizing the secured post-petition financing under the Financing Agreements as ratified and amended hereunder on the terms and conditions set forth herein and in an amount acceptable to Lender, in its sole discretion, and, among other things, modifying the automatic stay, authorizing and granting to Lender the senior security interest and liens described herein and in the Financing Order, granting super-priority administrative expense claims to Lender with respect to all obligations due Lender (except as otherwise specifically provided in the Interim Financing Order) and containing such other terms or provisions as Lender and its counsel shall require (the "Interim Financing Order");

           9.8 with respect to further credit after expiration of the Interim Financing Order, on or before the expiration of the Interim Financing Order, a permanent Financing Order, in form and substance acceptable to Lender, shall have been entered by the Bankruptcy Court authorizing the secured post-petition financing under the Financing Agreements as ratified and amended hereunder on the terms and conditions set forth herein and in an amount acceptable to Lender, in its sole discretion, and, among other things, modifying the automatic stay, authorizing and granting to Lender the senior security interest and liens described herein and in the Financing Order, granting super-priority administrative expense claims to Lender with respect to all obligations due Lender (except as otherwise specifically provided in the Interim Financing Order) and containing such other terms or provisions as Lender and its counsel shall require ("Permanent Financing Order"). Lender shall not make any Revolving Loans or provide any Letter of Credit Accommodations or other financial accommodations other than those authorized under the Interim Financing Order unless, on or before the forty-fifth (45th) day following the entry of the Interim Financing Order, the Permanent Financing Order shall have been entered, and there shall be no appeal or other contest with respect to either the Interim Financing Order or the Permanent Financing Order and the time to appeal to contest such order shall have expired; and

           9.9 no Event of Default shall have occurred and be continuing or be existing under any of the Existing Financing Agreements, as modified pursuant hereto.

        10.MISCELLANEOUS

           10.1 Amendments and Waivers. Neither this Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

           10.2 Further Assurances. Chapter 11 Borrower shall, at any time or times, duly execute and deliver, or shall cause to be duly executed and delivered, at its expense, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, mortgages, deeds of trust, deeds to secure debt, landlord's or mortgagee's waivers of liens and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements, any Financing Order or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender's opinion to evidence, perfect, maintain and enforce the security interests of Lender, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement, any of the other Financing Agreements or the Financing Order. Upon the request of Lender, at any time and from time to time, Chapter 11 Borrower shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

           10.3 Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

           10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

           10.5 Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Debtor to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by such Debtor in connection herewith or with the terms and conditions of any Financing Order shall constitute an Event of Default under the Financing Agreements.

           10.6 Costs and Expenses. Chapter 11 Borrower shall pay to Lender on demand all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Financing Agreements and the Financing Order, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Lender; (b) costs and expenses

(including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the other Financing Agreements, the Financing Order and the transactions contemplated thereby; (c) costs and expenses of lien searches, recording and filing fees; (d) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (e) sums paid or incurred to pay any amount or take any action required of any Debtor under the Financing Agreements or the Financing Order that such Debtor fails to pay or take; (f) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and Chapter 11 Borrower's operations by Lender or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Cases; (g) costs and expenses of preserving and protecting the Collateral; (h) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by the Lender during the course of periodic field examinations of the Collateral and Chapter 11 Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (j) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement, the other Financing Agreements and the Financing Order, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Chapter 11 Borrower. All sums provided for in this Section 10.6 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Financing Agreements. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to Chapter 11 Borrower.

           11.7 Effectiveness. This Agreement shall become and be deemed effective upon the execution hereof by Lender and the entry of the Interim Financing Order.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            CONGRESS FINANCIAL CORPORATION


                                            By: ________________________________

                                            Title: _____________________________

                                            CONGOLEUM CORPORATION, as Debtor and
                                            Debtor-in-Possession


                                            By: ________________________________

                                            Title: _____________________________

ACKNOWLEDGED AND AGREED:

CONGOLEUM SALES, INC.,
as Debtor and Debtor-in-Possession


By: ________________________________

Title: _____________________________

CONGOLEUM FISCAL, INC.,
as Debtor and Debtor-in-Possession


By: ________________________________

Title: _____________________________

                                    EXHIBIT A
                                       to
                      RATIFICATION AND AMENDMENT AGREEMENT

                                     Budget

                                  See attached

                              CONGOLEUM CORPORATION
                            Annual Operating Results
                                  ($ in 000's)

                                                 Actual       Actual        Proj.        Proj
                                                  2001*        2002*        2003*        2004
                                               ------------------------------------------------

Net sales                                      $ 218,760    $ 237,206    $ 221,915    $ 228,700
Cost of sales                                    165,683      179,699      168,780      166,748
Selling, general and administrative expenses      48,952       52,778       51,472       50,100
                                               ------------------------------------------------
      Income(loss) from operations                 4,125        4,729        1,664       11,852

Other income (expense):
   Interest income                                   708          263           55           --
   Interest expense                               (8,299)      (8,375)      (8,948)      (9,100)
   Other income/(expense)                          1,320        1,543        1,045          800
   Other expense                                      --           --           --           --
                                               ------------------------------------------------
      Income(loss) before income taxes            (2,146)      (1,840)      (6,184)       3,552
   Provision(benefit) for income taxes              (507)          92       (1,584)          --
                                               ------------------------------------------------

      Net income(loss)                         $  (1,639)   $  (1,932)   $  (4,600)   $   3,552
                                               ================================================

   Net Income (Loss)*                          $  (1,639)   $  (1,932)   $  (4,600)   $   3,552
      Interest Expense                             8,299        8,375        8,948        9,100
      Depreciation                                11,363       10,714       11,152       11,200
      Amortization                                   818          559          559          560
      Taxes                                         (507)          92       (1,584)          --
                                               ------------------------------------------------
   EBITDA                                      $  18,334    $  17,808    $  14,475    $  24,412
                                               ================================================
* Excludes Goodwill and Asbestos Writeoffs
   Net loss after goodwill and asbestos        $  (1,640)   $ (29,976)   $  (8,305)

                              CONGOLEUM CORPORATION
                           Quarterly Operating Results
                                  ($ in 000's)

                                            Actual     Actual      Actual      Proj       Proj.      Proj.       Proj.      Proj.
                                          March 31,   June 30,    Sept 30,   Dec 31,    March 31,   June 30,    Sept 30,   Dec 31,
                                             2003       2003        2003      2003*       2004       2004        2004       2004
                                         -----------------------------------------------------------------------------------------

Net sales                                 $ 53,581    $ 54,995   $ 61,139   $ 52,200    $ 53,700    $ 57,400   $ 60,100   $ 57,500
Cost of sales                               40,914      42,739     46,126     39,001      39,681      41,771     43,311     41,985
Selling, general and
   administrative expenses                  13,203      12,513     13,356     12,400      12,800      12,500     12,400     12,400
                                         -----------------------------------------------------------------------------------------
      Income (loss) from operations           (536)       (257)     1,657        799       1,219       3,129      4,389      3,115
Other income (expense):
   Interest income                              39           9          7         --          --          --         --         --
   Interest expense                         (2,235)     (2,235)    (2,278)    (2,200)     (2,300)     (2,300)    (2,200)    (2,300)
   Other income /(expense):                    143         492        310        100          --         500        200        100
   Other expense                                --          --         --         --          --          --         --         --
                                         -----------------------------------------------------------------------------------------
      Income (loss) before income taxes     (2,588)     (1,991)      (304)    (1,301)     (1,081)      1,329      2,389        915
   Provision (benefit) for income taxes         --          --     (1,584)        --          --          --         --         --
                                         -----------------------------------------------------------------------------------------

      Net income(loss)                    $ (2,588)   $ (1,991)  $  1,280   $ (1,301)   $ (1,081)   $  1,329   $  2,389   $    915
                                         =========================================================================================

   Net Income (Loss)                      $ (2,588)   $ (1,991)  $  1,280   $ (1,301)   $ (1,081)   $  1,329   $  2,389   $    915
      Interest Expense                       2,235       2,235      2,278      2,200       2,300       2,300      2,200      2,300
      Depreciation                           2,779       2,770      2,803      2,800       2,800       2,800      2,800      2,800
      Amortization                             139         140        140        140         140         140        140        140
      Taxes                                     --          --     (1,584)        --          --          --         --         --
                                         -----------------------------------------------------------------------------------------
   EBITDA                                 $  2,565    $  3,154   $  4,917   $  3,839    $  4,159    $  6,569   $  7,529   $  6,155
                                         =========================================================================================

Excludes non-cash charge of $3.7 million to increase reserve for asbestos reorganization costs
   Net loss after goodwill and asbestos $ (5,006)

                              CONGOLEUM CORPORATION
                                  Balance Sheet
                              Dollars in thousands

                                                     Actual       Proj          Proj         Proj         Proj         Proj
                                                   September   December 31,   March 31,    June 30,    Sept 30,      Dec 31,
                                                      2003        2003          2004         2004        2004          2004
                                                   --------------------------------------------------------------------------

ASSETS
Current assets:
   Cash and cash equivalents                       $  12,110    $   9,645    $   4,521    $   8,306    $  11,388    $   8,060
   Accounts and notes receivable, net                 19,787       17,024       20,172       20,172       21,672       17,322
   Inventories                                        45,655       43,422       46,333       51,033       47,133       43,388
   Prepaid expenses and other current assets           4,253        5,225        4,778        4,903        4,750        4,900
   Deferred income taxes                               7,901        7,901        7,901        7,901        7,901        7,901
                                                   --------------------------------------------------------------------------
      Total current assets                            89,706       83,217       83,705       92,315       92,844       81,571

Property, plant and equipment, net                    89,173       87,733       85,522       84,522       83,522       81,522
Other noncurrent assets                                8,248        8,122        7,996        8,046        7,971        7,921
                                                   --------------------------------------------------------------------------
      Total assets                                 $ 187,127    $ 179,072    $ 177,223    $ 184,883    $ 184,337    $ 171,014
                                                   ==========================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                $  11,554    $  10,325    $  13,898    $  17,898    $  14,998    $  12,373
   Accrued expenses                                   30,025       31,393       29,583       34,431       36,451       33,699
   Asbestos-related liabilities                       10,148        5,959        3,784        1,439         (411)         951
   Revolver Borrowings                                 8,497       10,000       10,000       10,000       10,000           --
                                                   --------------------------------------------------------------------------
      Total current liabilities                       60,224       57,677       57,265       63,768       61,038       47,023

Long-term debt                                        99,761       99,773       99,785       99,797       99,810       99,822
Other liabilities                                     15,728       15,385       15,385       15,385       15,385       15,385
Noncurrent pension liability                          22,017       21,912       21,640       21,440       21,240       21,040
Accrued postretirement benefit obligation              8,774        8,708        8,612        8,627        8,610        8,575
                                                   --------------------------------------------------------------------------
      Total liabilities                              206,504      203,455      202,687      209,017      206,083      191,845

STOCKHOLDERS' EQUITY

Class A common stock, par value $0.01 per                 47           47           47           47           47           47

Class B common stock, par value $0.01 per
   share; 4,608,945 shares authorized, issued             46           46           46           46           46           46

Additional paid-in capital                            49,105       49,105       49,105       49,105       49,105       49,105
Retained deficit                                     (43,315)     (48,321)     (49,402)     (48,072)     (45,684)     (44,769)
Minimum pension liability adjustment                 (17,447)     (17,447)     (17,447)     (17,447)     (17,447)     (17,447)
                                                   --------------------------------------------------------------------------

Less common stock held in Treasury, at cost;           7,813        7,813        7,813        7,813        7,813        7,813
                                                   --------------------------------------------------------------------------
      Total stockholders' equity                     (19,377)     (24,383)     (25,464)     (24,134)     (21,746)     (20,831)

      Total liabilities and stockholders' equity   $ 187,127    $ 179,072    $ 177,223    $ 184,883    $ 184,337    $ 171,014
                                                   ==========================================================================

-----------------------------------------------------------------------------------------------------------------------------
Gross availability (net of $6mm holdback)          $  11,355    $  11,816    $  15,112    $  16,011    $  14,520    $  13,203
Additional Credit Line Available                       2,858        1,816        5,112        6,011        4,520       13,203
                                                   --------------------------------------------------------------------------
Cash Plus Unused Credit Line                       $  14,968    $  11,461    $   9,634    $  14,317    $  15,909    $  21,263
                                                   ==========================================================================
-----------------------------------------------------------------------------------------------------------------------------

                              CONGOLEUM CORPORATION
                             Statement of Cash Flows
                                ($ In thousands)

                                                                  December     March       June      September   December
                                                                    2003        2004       2004         2004       2004
                                                                  -------------------------------------------------------

Cash flows from operating activities:
   Net income (loss)                                              $ (1,301)   $(1,081)   $  1,329    $  2,389    $    915
      Adjustments to reconcile net income to net cash
      used by operating activities:
         Depreciation                                                2,800      2,800       2,800       2,800       2,800
         Amortization                                                  140        140         140         140         140

         Changes in certain assets and liabilities:
            Accounts and notes receivable                            2,763     (3,148)         --      (1,500)      4,350
            Inventories                                              2,233     (2,911)     (4,700)      3,900       3,745
            Accounts payable                                        (1,229)     3,573       4,000      (2,900)     (2,625)
            Other Working Capital                                     (120)    (1,733)      4,360       1,904      (3,215)
                                                                  -------------------------------------------------------
               Net cash provided (used) by operating activities      5,286     (2,360)      7,929       6,733       6,110

   Cash flows from investing activities:
      Capital expenditures                                          (1,360)      (589)     (1,800)     (1,800)       (800)
                                                                  -------------------------------------------------------
Net cash provided (used) by investing activities                    (1,360)      (589)     (1,800)     (1,800)       (800)

-------------------------------------------------------------------------------------------------------------------------
Free cash flow from operations                                       3,926     (2,949)      6,129       4,933       5,310
-------------------------------------------------------------------------------------------------------------------------

      Asbestos Reorganization Expenditures                          (7,894)    (2,175)     (2,345)     (1,850)      1,362

      Borrowings - Revolver                                          1,503         --          --          --     (10,000)
                                                                  -------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                (2,465)    (5,124)      3,784       3,083      (3,328)
Cash and cash equivalents:
   Beginning of period                                              12,110      9,645       4,521       8,306      11,388
                                                                  -------------------------------------------------------
   End of period                                                  $  9,645    $ 4,521    $  8,306    $ 11,388    $  8,060
                                                                  =======================================================

Cash balance                                                      $  9,645    $ 4,521    $  8,306    $ 11,388    $  8,060
Additional revolver borrowing available                              1,816      5,112       6,011       4,520      13,203
                                                                  -------------------------------------------------------
   Net Cash plus revolver available                               $ 11,461    $ 9,634    $ 14,317    $ 15,909    $ 21,263
                                                                  =======================================================

Congoleum Corporation
Collateral and Borrowing Availability calculation

            Description                 Limits       09/30/03     12/31/03     03/31/04     06/30/04     09/30/04     12/31/04
-------------------------------------------------------------------------------------------------------------------------------
Accounts Receivable:                                 $ 21,202     $ 18,329     $ 21,429     $ 21,429     $ 22,929     $ 18,629

Less Ineligibles:                                      17,440       12,359       13,287       14,994       15,954       16,322

Net Eligible Accounts Receivable:                       3,762        5,970        8,142        6,435        6,975        2,307

                       Advance Rate:                       85%          85%          85%          85%          85%          85%

Accounts Receivable Availability:        $30,000     $  3,198     $  5,075     $  6,921     $  5,470     $  5,929     $  1,961

Inventory:
       Raw Materials                                 $  5,137     $  5,150     $  5,150     $  5,150     $  5,150     $  5,150
       Resin                                              629          750          750          750          750          750
       WIP                                              3,310        2,225        2,225        2,225        2,225        2,225
       Finished Goods                                  34,189       32,101       35,001       39,701       35,801       32,101
                                                     -------------------------------------------------------------------------
       Total Inventory                               $ 43,265     $ 40,226     $ 43,126     $ 47,826     $ 43,926     $ 40,226

Less Ineligibles-
       Raw Material                                  $    705     $    900     $    900     $    900     $    900     $    900
       Resin                                               --           --           --           --           --           --
       WIP                                              3,310        2,225        2,225        2,225        2,225        2,225
       Finished Goods(incl Laminates)                   3,517        2,255        2,255        2,255        2,255        2,255
                                                     -------------------------------------------------------------------------
Total Ineligibles:                                   $  7,532     $  5,380     $  5,380     $  5,380     $  5,380     $  5,380

       Net Eligible:
       Raw Material                                  $  4,432     $  4,250     $  4,250     $  4,250     $  4,250     $  4,250
                       Advance Rate:                       35%          35%          35%          35%          35%          35%
                                                     -------------------------------------------------------------------------
Raw Material Avail:                       $3,000 A   $  1,551     $  1,488     $  1,488     $  1,488     $  1,488     $  1,488
                                                     -------------------------------------------------------------------------

       Resin                                         $    629     $    750     $    750     $    750     $    750     $    750
                       Advance Rate:                       50%          50%          50%          50%          50%          50%
                                                     -------------------------------------------------------------------------
Resin Availability                        $3,000 A   $    315     $    375     $    375     $    375     $    375     $    375
                                                     -------------------------------------------------------------------------

WIP Availability                                     $     --     $     --     $     --     $     --     $     --     $     --

       Finished Goods                                $ 30,672     $ 29,846     $ 32,746     $ 37,446     $ 33,546     $ 29,846
                       Advance Rate:                       50%          50%          50%          50%          50%          50%
                                                     -------------------------------------------------------------------------
Finished Goods Availability              $20,000     $ 15,336     $ 14,923     $ 16,373     $ 18,723     $ 16,773     $ 14,923
                                                     -------------------------------------------------------------------------

Inventory Availability:                  $23,000     $ 17,202     $ 16,786     $ 18,236     $ 20,586     $ 18,636     $ 16,786


TOTAL AVAILABILITY                                   $ 20,399     $ 21,860     $ 25,156     $ 26,055     $ 24,564     $ 18,747
                                                     -------------------------------------------------------------------------

Primary Uses:
       Letters of Credit from First Union            $  4,044     $  4,044     $  4,044     $  4,044     $  4,044     $  2,544


TOTAL USES:                                          $  4,044     $  4,044     $  4,044     $  4,044     $  4,044     $  2,544
                                                     -------------------------------------------------------------------------

                                                     -------------------------------------------------------------------------
Gross Availability:                                  $ 16,355     $ 17,816     $ 21,112     $ 22,011     $ 20,520     $ 16,203
less $5,000 limit and $1,000 Carveout                  (5,000)      (6,000)      (6,000)      (6,000)      (6,000)      (3,000)
                                                     -------------------------------------------------------------------------
NET AVAILABILITY:                                      11,355       11,816       15,112       16,011       14,520       13,203
Borrowings Outstanding                                  8,497       10,000       10,000       10,000       10,000           --
                                                     -------------------------------------------------------------------------
Unused Availability                                     2,858        1,816        5,112        6,011        4,520       13,203
Cash                                                   12,110        9,645        4,521        8,306       11,388        8,060
                                                     -------------------------------------------------------------------------
Cash plus unused availability                        $ 14,968     $ 11,461     $  9,634     $ 14,317     $ 15,909     $ 21,263
                                                     =========================================================================

A The combined RM and Resin limit is $3,000M, as resin is a subset of RM.

                              Congoleum Corporation
                  Actual & Projected Asbestos/Bankruptcy Costs
                              dollars in thousands


                                        Nov 03       Dec   Jan     Feb      Mar    Apr      May     Jun     Jul     Aug       Sep
                                          YTD       2003   2004    2004    2004    2004    2004    2004    2004    2004      2004
Congoleum Corporation
     Saul Ewing
        Retainer                        $    --    $  250         $ (350)  $(150)  $  -
        Fees & Expenses                   2,211       500            350     350    350     250     250     250     150         150
        Financial Adviser-SSG               176        --            100      25     25      25      25      25

     Skadden
        Retainer                             --      (100)                                   --      --      --      --          --
        Fees & Expenses                     518        --     --      --      --     --      --      --      --      --          --

     Gilbert Heinz
        Fees & Expenses                   1,000     1,100     --      --      --     --       -

     Kenesis Group LLC (Roonie)             125        --             50      50     --      50      50

     Ernst & Young                                    100

Current Claimant Bankruptcy Advisers
     Weitz/Rice expenses                  2,000        --     --      --      --     --       -
     Unofficial Creditors Committee
        Counsel & Adviser                    --                               --     --       -
     Creditors Committee Counsel
        & Adviser                            --        --            150     150    150     150     150     150     150         150

Future Claimant Bankruptcy Advisers
     Future claimants rep Counsel
        & Adviser                           551        50             50      50     50      50      50      50      50          50
     Financial Adviser                      150        --                            --       -

Financial Creditor Expenses
     Congress (excl interest)
        Loan Fees                           214       300     --      --      --     --       -
        Legal fees                          100       100     50      25      25     25      25      25      25      25          25
     Bondholder Solicitation costs           51


Indemnified Party Expenses
        ABI Indemnification               1,903        50     --      --      --     --      --      --      --      --          --

Administrative & Misc Expenses
     Noticing Agent
        Staff fees                           --       370      5      --      --     --       -
        Out of pocket Expenses               --       186     50      50      25     25      25      25      25      25          25
        Postage                              --       102                            --       -
        POR printing                        218                                      --       -
        PD notice of bar date
          publication                        --                      550             --       -


     US Trustee                              --        --     75      --      --     75      --              75

     Claims processing fees *             1,304        --     --      --      --     --       -

     Lobbyist                                90        15     15      15      15     15      15      15

     Actuary                                123        --     --      --      --     --       -

     Miscellaneous                           57

     Other Legal
        Defense                               5        --     --      --      --     --       -
        Insurance Related                  (197)       --     --      --      --     --       -

     Note Contribution to trust              --        --     --      --      --     --       -
                                      ----------------------------------------------------------------------------------------------
        Subtotal Bankruptcy              10,598     3,022    195     990     540    715     590     590     600     400         400

Insurance Coverage Litigation
        Legal Fees (direct) *             1,383       900                            --      --      --      --       -
        Legal Fees (to indemnitees)*

Insurance Recovery                       (2,466)       --     --      --      --     --       -

Asbestos Litigation Costs
        Defense                           4,172       100     --      --      --     --       -
        Indemnity-settlements               791        --     --      --      --     --       -

Contingency                                  --       350    150     150     150    150     150     150     150     150         150
                                      ----------------------------------------------------------------------------------------------
        Total                           $14,478    $4,372   $345  $1,140   $ 690   $865    $740    $740    $750    $550     $   550
                                      ==============================================================================================

        * Recoverable from trust
                                                                                    Note                                    $ 2,738
        Reserve balance activity      Spending   Accrual  Balance                   Pmts in cash budget, not P&L*            (1,787)
        Balance 9/30/03                                    10,148                                                           -------
        Q4 03                            7,894     3,705    5,959                   Accrual at 12/31/04                       $ 951
        Q1 04                            2,175              3,784                                                           =======
        Q2 04                            2,345              1,439
        Q3 04                            1,850               (411)                  * Based on position that most likely scenario is
        Q4 04                           (1,362)               951                   confirmation at end of September 2004


                                                                            Total
                                         Oct    Nov      Dec     Confirm    2003 &
                                        2004   2004     2004      2004       2004
Congoleum Corporation
     Saul Ewing
        Retainer                                                          $   (250)
        Fees & Expenses                  150    150       150                5,261
        Financial Adviser-SSG                                                  401

     Skadden
        Retainer                          --     --        --                 (100)
        Fees & Expenses                   --     --        --                  518

     Gilbert Heinz
        Fees & Expenses                                                      2,100

     Kenesis Group LLC (Roonie)                                                325

     Ernst & Young                                                             100

Current Claimant Bankruptcy Advisers
     Weitz/Rice expenses                                                     2,000
     Unofficial Creditors Committee
        Counsel & Adviser                                                       --
     Creditors Committee Counsel
        & Adviser                        150    150       150                1,650

Future Claimant Bankruptcy Advisers
     Future claimants rep Counsel
        & Adviser                         50     50        50                1,151
     Financial Adviser                                                         150

Financial Creditor Expenses
     Congress (excl interest)
        Loan Fees                                                              514
        Legal fees                        25     25        25                  525
     Bondholder Solicitation costs                                              51


Indemnified Party Expenses
        ABI Indemnification               --     --        --        --      1,953

Administrative & Misc Expenses
     Noticing Agent
        Staff fees                                                             375
        Out of pocket Expenses            25     25        25                  536
        Postage                                                                102
        POR printing                                                           218
        PD notice of bar date
          publication                                                          550
                                                                                --
                                                                                --
     US Trustee                           75                                   300

     Claims processing fees *                                    (1,304)         0

     Lobbyist                                                                  195

     Actuary                                                                   123

     Miscellaneous                                                              57

     Other Legal
        Defense                                                                  5
        Insurance Related                                                     (197)

     Note Contribution to trust                                                 --
                                      ---------------------------------------------
        Subtotal Bankruptcy              475    400       400    (1,304)    18,611

Insurance Coverage Litigation
        Legal Fees (direct) *                                    (2,283)        (0)
        Legal Fees (to indemnitees)*

Insurance Recovery                                                          (2,466)

Asbestos Litigation Costs
        Defense                                                              4,272
        Indemnity-settlements                                                  791

Contingency                              150    150       650                2,650
                                      ---------------------------------------------
        Total                           $625   $550    $1,050   $(3,587)  $ 23,858
                                      =============================================

        * Recoverable from trust

                                             Cash costs per above         $ 23,858
                                             Add note                        2,738
                                                                          --------
                                             Total cost                     26,596

                                             Oct/Nov/Dec fees               (1,275)
                                                                          --------
                                                                            25,321
                                             Accrued                        25,000
                                                                          --------
                                             Potential over/(under)       $   (321)
                                                                          ========

                               Congress Financial
                          Tangible Net Worth Covenant

                                              Actual      Proj        Proj        Proj        Proj        Proj
                                               Sep         Dec         Mar         Jun         Sep        Dec
                                               2003       2003        2004        2004        2004        2004
                                            --------------------------------------------------------------------

Total Stockholders Equity                   ($19,377)   ($24,383)   ($25,464)   ($24,134)   ($21,746)   ($20,831)

Add :
Non cash change to pension liability          11,336      11,336      11,336      11,336      11,336      11,336
Asbestos liability reserves                   10,148       5,959       3,784       1,439        (411)        951
                                            --------------------------------------------------------------------
                                               2,107      (7,088)    (10,344)    (11,359)    (10,821)     (8,544)
                                            --------------------------------------------------------------------
Less:
Prepaid Expenses and Other Current Assets     (4,253)     (5,225)     (4,778)     (4,903)     (4,750)     (4,900)
Current Def Income Taxes                      (7,901)     (7,901)     (7,901)     (7,901)     (7,901)     (7,901)
Non-Current Def Income Taxes                      --          --          --          --          --          --
Leasehold  Improvements(net)                  (1,606)     (1,606)     (1,606)     (1,606)     (1,606)     (1,606)
Other Non-Current Assets                      (8,248)     (8,122)     (7,996)     (8,046)     (7,971)     (7,921)
                                            --------------------------------------------------------------------

  Total Deductions                           (22,008)    (22,854)    (22,281)    (22,456)    (22,228)    (22,328)
                                            --------------------------------------------------------------------

Adjusted TNW                                ($19,901)   ($29,942)   ($32,625)   ($33,815)   ($33,049)   ($30,872)
                                            ====================================================================


                               Exhibit B to Order

               REAFFIRMATION AND AMENDMENT OF GUARANTOR DOCUMENTS


                                                January __, 2004


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036


      Re:   Congoleum Corporation, a Delaware corporation, as
            Debtor and Debtor-in-Possession ("Chapter 11 Borrower")

Ladies and Gentlemen:

      Reference is made to the Limited Guarantee, dated December 10, 2001 (the "Original Guarantee"), by Congoleum Financial Corporation (predecessor in interest to Congoleum Fiscal, Inc.) and Congoleum Intellectual Properties Corporation in favor of Congress Financial Corporation ("Lender") and the Limited Guarantee, dated as of February 27, 2003 (the "Subsequent Guarantee" and together with the Original Guarantee, collectively, the "Guarantees"), by Congoleum Fiscal, Inc., a New York corporation, as debtor and debtor-in-possession ("CFI"), and Congoleum Sales, Inc., a New York corporation, as debtor and debtor- in-possession ("CSI" and together with CFI, collectively, "Chapter 11 Guarantors" and each individually, a "Chapter 11 Guarantor" as hereinafter further defined) in favor of Lender, pursuant to which Chapter 11 Guarantors guaranteed the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Chapter 11 Borrower to Lender to the extent set forth therein pursuant to the terms and conditions of the Loan Agreement (as hereinafter defined) and the Existing Financing Agreements (as hereinafter defined).

      Reference is also made to the Ratification and Amendment Agreement, dated of even date herewith, by and between Chapter 11 Borrower, as a debtor and debtor-in-possession under the Bankruptcy Code (as hereinafter defined) pursuant to the Chapter 11 Cases (as hereinafter defined), and Lender (the "Ratification Agreement" as hereinafter further defined), the Financing Order (as hereinafter defined), the Loan Agreement and all of the other Existing Financing Agreements.

      In order to induce Lender to enter into the Ratification Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Chapter 11 Guarantors hereby agree as follows:


      1. Definitions.

         (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Guarantees and the other Guarantor Documents shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following:

            (i) "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

            (ii) "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of New Jersey or the United States District Court for the District of New Jersey or any other court having jurisdiction over the Chapter 11 Cases from time to time.

            (iii) "Chapter 11 Borrower" shall mean Congoleum Corporation, a Delaware corporation, as a debtor and debtor-in-possession, and its successors and assigns (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation).

            (iv) "Chapter 11 Cases" shall mean the Chapter 11 cases of Chapter 11 Borrower and Chapter 11 Guarantors referred to as In re Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., Case Nos. 03-51524, 03-51525 and 03-51526, respectively, which are being jointly administered under the Bankruptcy Code, and are pending in the Bankruptcy Court.

            (v) "Chapter 11 Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (i) Congoleum Fiscal, Inc., a New York corporation, as a debtor and debtor-in-possession; (ii) Congoleum Sales, Inc., a New York corporation, as a debtor and debtor-in-possession; and (iii) any other Person that from time to time guarantees any or all of the Obligations (including, without limitation, any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of any such party, whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Case of such corporation); each sometimes being referred to herein individually as a "Chapter 11 Guarantor".

            (b) "Existing Financing Agreements" shall mean the Financing Agreements (as defined in the Loan Agreement) as in effect immediately prior to the Petition Date.

            (c) "Financing Agreements" shall mean, collectively, the Ratification Agreement, the Loan Agreement, all of the other Existing Financing Agreements, the Guarantor Documents and the Financing Order, together with all supplements, agreements, notes, documents, mortgages, deeds of trust, instruments and guarantees at any time executed or delivered in connection herewith or therewith or related hereto or thereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (i) "Financing Order" shall mean, collectively, the Interim Financing Order, the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Lender to Chapter 11 Borrower on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Case.

            (ii) "Guarantor Documents" shall mean, individually and collectively, the Guarantees, this Agreement, and all supplements, agreements, notes, documents, instruments and mortgages at any time executed and/or delivered by any Chapter 11 Guarantor in connection with or related to any of the foregoing, as all of the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (iii) "Loan Agreement" shall mean the Loan and Security Agreement, dated December 10, 2001, by and between Lender and Chapter 11 Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Lender and Chapter 11 Borrower, and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and among Lender, Chapter 11 Borrower and Chapter 11 Guarantors, and otherwise as in effect immediately prior to the Petition Date.

            (iv) "Petition Date" shall mean the date of the commencement of the Chapter 11 Cases.

            (v) "Post-Petition Obligations" shall mean all Revolving Loans, Letter of Credit Accommodations and all other advances, including, without limitation, all debts, obligations, liabilities, indebtedness, covenants and duties of Chapter 11 Borrower to Lender of every kind, nature and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on and after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Cases, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Cases, and arising under or related to the Financing Agreements, a Financing Order or by operation of law or otherwise and whether incurred by Chapter 11 Borrower as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses (including, without limitation, audit and appraisal fees and expenses) and attorneys', accountants' and consultants' fees and expenses incurred by Lender in connection with any of the foregoing.

            (vi) "Pre-Petition Obligations" shall mean all Revolving Loans, Letter of Credit Accommodations and all other advances, including, without limitation, all debts, obligations, liabilities, indebtedness, covenants and duties of Chapter 11 Borrower to Lender of every kind, nature and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising prior to the Petition Date and arising under or related to the Existing Financing Agreements or by operation of law and whether incurred by Chapter 11 Borrower as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, prepayment penalties, late payment fees, other fees, commissions, costs, expenses (including, without limitation, audit and appraisal fees and expenses) and attorneys', accountants' and consultants' fees and expenses incurred by Lender in connection with any of the foregoing.

            (vii) "Ratification Agreement" shall mean the Ratification and Amendment Agreement, dated of even date herewith, between Chapter 11 Borrower and Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         (d) Amendments to Definitions.

            (i) All references to the terms "Borrower" in any of the Guarantor Documents, shall be deemed and each such reference is hereby amended to mean Chapter 11 Borrower as defined herein and all references to the terms "Guarantors" in any of the Guarantor Documents, shall be deemed and each such reference is hereby amended to mean Chapter 11 Guarantors as defined herein.

            (ii) All references to the term "Collateral" in any of the Guarantor Documents or any other term referring to the security for the Guaranteed Obligations shall be deemed and each such reference is hereby amended to include, without limitation, the Pre-Petition Collateral and the Post-Petition Collateral.

            (iii) All references to the term "Financing Agreements" in any of the Guarantor Documents shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Agreement, the other Guarantor Documents, the Loan Agreement, all of the other Existing Financing Agreements, as ratified, assumed and adopted by Chapter 11 Borrower pursuant to the terms of the Ratification Agreement, as amended and supplemented thereby, and the Financing Order, together with all supplements, agreements, notes, documents, mortgages, deeds of trust, instruments and guarantees at any time executed or delivered in connection herewith or therewith or related hereto or thereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (iv) All references to the term "Loan Agreement" in any of the Guarantor Documents shall be deemed and each such reference is hereby amended to mean the Loan Agreement, as amended by the Ratification Agreement and as ratified, assumed and adopted by Chapter 11 Borrower pursuant to the terms of the Ratification Agreement and the Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (v) All references to the term "Guaranteed Obligations" in any of the Guarantor Documents shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Post-Petition Obligations and the Pre-Petition Obligations and all of the other pre-petition and post-petition Guaranteed Obligations of Chapter 11 Guarantors to Lender.

         (e) Interpretation. Unless otherwise defined herein, all capitalized terms used herein shall have their respective meaning given to such terms in the Existing Financing Agreements or the Ratification Agreement, as applicable.

      2. Pre-Petition Obligations. Each Chapter 11 Guarantor hereby acknowledges, confirms and agrees that Chapter 11 Borrower is indebted to Lender for the Pre-Petition Obligations, as of the close of business on December 31, 2003, in the principal amount of not less than $14,325,937 in the aggregate, all of which Pre-Petition Obligations are unconditionally owing by Chapter 11 Borrower to Lender, together with interest accrued and accruing thereon, in each case together with costs, expenses, fees (including, without limitation, attorneys' fees and legal expenses) and all other charges now or hereafter owed by Chapter 11 Borrower to Lender, all of which are unconditionally owing by Chapter 11 Borrower to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

      3. Acknowledgment of Obligations. Each Chapter 11 Guarantor hereby acknowledges, confirms and agrees that:

         (a) all Guaranteed Obligations of each Chapter 11 Guarantor under the Guarantees and the other Guarantor Documents to which it is a party are unconditionally owing by such Chapter 11 Guarantor to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever; and

         (b) the guarantee of the payment and performance of the obligations of Chapter 11 Borrower by each Chapter 11 Guarantor extends to and applies in all respects to the Post-Petition Obligations.

      4. Binding Effect of Documents. Each Chapter 11 Guarantor hereby acknowledges, confirms and agrees that: (a) each of the Guarantor Documents to which it is a party has been duly executed and delivered to Lender by such Chapter 11 Guarantor and is in full force and effect as of the date hereof, (b) the agreements and obligations of such Chapter 11 Guarantor contained in the Guarantor Documents constitute the legal, valid and binding obligations of such Chapter 11 Guarantor enforceable against such Chapter 11 Guarantor in accordance with their respective terms, (c) such Chapter 11 Guarantor has no valid defense, offset or counterclaim to the enforcement of the Obligations or the Guaranteed Obligations, (d) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Guarantor Documents, and (e) each of the Guarantor Documents shall be and is hereby reaffirmed, ratified, confirmed and extended (as amended hereby) in respect of Chapter 11 Borrower and such Chapter 11 Guarantor, as applicable, to the Pre-Petition Obligations and the Post-Petition Obligations.

      5. Further Assurances. Each Chapter 11 Guarantor shall execute and deliver such additional documents and take such additional actions as may be necessary to effectuate the provisions and purposes of this Agreement.

      6. Conflicts. To the extent of any conflict between the terms of this Agreement and the Guarantees or the other Guarantor Documents, the terms of this Agreement shall control.

      7. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      The undersigned has caused this Agreement to be duly executed and delivered by its authorized officer as of the day and year first above written.


                                    CONGOLEUM FISCAL, INC., as Debtor and
                                    Debtor-in-Possession

                                    By: _____________________________

                                    Title: ___________________________


                                    CONGOLEUM SALES, INC., as Debtor and
                                    Debtor-in-Possession

                                    By: _____________________________

                                    Title: ___________________________


AGREED:

CONGRESS FINANCIAL CORPORATION

By: ______________________________________

Title: ___________________________________


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